UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 2, 2012 (September 30, 2012)

KOKO LTD.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-53923
(Commission File No.)

2665 Fairfax Drive
Upper Arlington, Ohio 43220
(Address of principal executive offices and Zip Code)

(614) 459-4959
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 30, 2012, we entered into a Share Exchange Agreement with owners of Cardinal Energy Group, LLC, an Ohio Limited Liability Company, wherein we agreed to issue 77,625,000 restricted shares of our common stock in exchange for 100% of the ownership interests of Cardinal Energy Group, LLC.  Cardinal Energy Group, LLC is engaged in the business of oil and gas exploration, development, production, and sales.

ITEM 1.02       TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On September 30, 2012 we completed and terminated our Share Exchange Agreement with the owners of Cardinal Energy Group, LLC and issued 77,625,000 restricted shares of our common stock to 32 persons and/or entities in exchange for all of the outstanding ownership interests of Cardinal Energy Group, LLC.

ITEM 2.01       COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On September 30, 2012, we entered into a Share Exchange Agreement with owners of Cardinal Energy Group, LLC, an Ohio Limited Liability Company, wherein we agreed to issue 77,625,000 restricted shares of our common stock in exchange for 100% of the ownership interests of Cardinal Energy Group, LLC.  Cardinal Energy Group, LLC is engaged in the business of oil and gas exploration, development, production, and sales.  On September 30, 2012 we completed and terminated our Share Exchange Agreement with the owners of Cardinal Energy Group, LLC, and issued 77,625,000 restricted shares or our common stock to 32 persons and/or entities in exchange for all of the outstanding ownership interests of Cardinal Energy Group, LLC.

With respect to the information required by Item 2.01(f) of this Item, see Item 5.06 and 9.01 below.

ITEM 3.02       UNREGISTERED SALES OF EQUITY SECURITIES.

On September 30, 2012, we issued 77,625,000 restricted shares of common stock to 32 individuals and/or entities in exchange for all of the issued and outstanding ownership interests of Cardinal Energy Group, Inc.  The foregoing shares were issued pursuant to the exemption from registration contained in Reg. 506 of the Securities Act of 1933, as amended (the “Act”).  Each purchaser was an accredited investor as that term is defined in Reg. 501 of the Act and we filed a Form D with the SEC and with each state in which a purchaser resided.

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On September 30, 2012, Timothy Crawford, Rashmi N. Yajnik, John C. May, Dan Troendly and Terrence Dunne were appointed to our board of directors.  Mr. Crawford was appointed Chief Executive Officer, Rashmi N. Yajnik was appointed President; John C. May was appointed Senior Vice President and Secretary; and Dan Troendly was appointed Treasurer and Chief Financial Officer

Thereafter, Gregory Ruff resigned as our president, principal executive officer, secretary, treasurer, principal financial officer, and principal accounting officer and Craig Littler resigned as our vice president.  At the time of their resignations, Messrs. Ruff and Littler had no disagreement with us on any matter relating to our operations, practices, or policies.  Mr. Ruff continues to be a member of our board of directors.

Timothy Crawford

Since September 30, 2012, Timothy Crawford has been our CEO and member of the board of directors.  Since 2011 Mr. Crawford has been CEO/Director of Cardinal Energy Group, LLC, an Ohio Limited Liability Company engaged in the production of oil and gas which we acquired.  Since 2012, Mr. Crawford has been Managing Partner or Northstar Capital, Columbus, Ohio.  Northstar Capital is a private corporation engaged in business consulting.  From 2009 to 2011, Mr. Crawford has been Executive Vice President / Co-Founder of Manx Energy, Inc. a private company located in Overland Park, Kansas.  Manx Energy is engaged in the business of oil and gas production.  Mr. Crawford was responsible for investor relations, business development, and acquisitions.  From 2009 to 2011, Mr. Crawford was a Co-Founder / Director of Continental Energy, LLC, a private company located in Columbus, Ohio.  Continental Energy was engaged in the business of oil and gas production.  Continental merged with Cardinal Energy Group, LLC.  From 2007 to 2009, Mr. Crawford was CEO / Chairman of the Board / Co-Founder of Capital City Energy Group Inc., a public company traded on the OTCBB under the symbol CETG.  Capital City Energy Group Inc. was engaged in the business of oil and gas production and an oil and gas fund manager.  Mr. Crawford oversaw day to day operations, investor relations, capital raises, and acquisitions.  From 2003 to 2007, Mr. Crawford was CEO and Co-Founder of Capital City Partners Inc., a private company located in Columbus, Ohio.  Capital City Partners Inc. was engaged in the business of providing regional financial services with a Wealth Management Division / Investment Banking Division / General Insurance Agency.  Mr. Crawford oversaw day to day operations and continued to work as a registered representative and investment banker with select institutional clients.

Rashmi N. Yajnik

Since September 30, 2012, Rashmi N. Yajnik has been our president and a member of our board of directors.  Since 2000, Mr. Yajnik has been president and chief executive officer of California Hydrocarbons, Inc., an Ohio corporation engaged in the business of oil and gas production. Mr. Yajnik has over 40 years’ experience in being a successful entrepreneur in various business ventures.  He spent 30 of those years as an independent producer in the oil & gas industry. Consequently his background includes extensive oil & gas experience that is complimented by his inherent entrepreneurial creativity and leadership. He is a leader in various Asian Indian community organizations. His guidance has caused Mr. Yajnik to receive an award from the Ohio Civil Rights Commission for outstanding leadership in the Asian Indian American community. He has also received the Founder’s Award for his outstanding commitment to the growth and success of the Asian Indian American Business Group. He went on to be appointed by two different Governors of the State of Ohio as an Ohio Civil Rights Commissioner. He has served at this post from 2006 until the present. Mr. Yajnik began his career in 1968 as an engineer for the West Virginia State Road Commission. He served at this post until 1970. He then became Chief Executive Officer and President of Fantastic Book Incorporated from 1970 until 1973, which is similar to today’s highly successful “Entertainment Book”. After his successful tenure at Fantastic Book Mr. Yajnik became the Chief Executive Officer and President of Inflation Fighters, Inc. from 1973 until 1979. His Chief Executive posts at Fantastic Book and Inflation Fighters honed his executive skills as a company’s primary officer. He then applied these executive skills to the start-up of his own company called Rashmi Research Inc. where he served as its Chief Executive Officer and President. He drilled and completed more than 100 wells throughout the Appalachian Basin for Rashmi Research from 1979 until 2000. Following his run at Rashmi Research he co-founded and served as Chief Executive Officer and President of California Hydrocarbons, Corp. from 2000 until 2011. While running California Hydrocarbons he acquired the assets of 3 different publicly traded Australian companies that had operations in Northern

California and in the Gulf of Mexico. He obtained these assets for their salvage value. He took these assets which were in various stages of disrepair or neglect and reworked the wells. The wells continue to produce nearly 10 years later. He also acquired 5000 acres in the Gulf of Mexico and drilled 6 wells from one off-shore platform, which produced over 40 bcf of natural gas during its lifetime.  In 2011 Mr. Yajnik merged California Hydrocarbons into Cardinal Energy Group and has since served as its President and Director. Mr. Yajnik’s exceptional entrepreneurial abilities complimented his efforts to find the neglected assets that would be the basis for California Hydrocarbons to become a significant gas and oil producer. His success in identifying, acquiring, drilling and completing numerous on-shore and off-shore oil wells are a testament to his skillfulness. His excellent standing in the memberships of the Asian Indian Alliance, he is founder of the Asia Indian American Business Group, the Federation of Asian Indian Association of Central Ohio, the Independent Petroleum Association of America, Ohio Oil & Gas Association, and the Columbus Council on World Affairs demonstrates Mr. Yajnik leadership ability. His leadership within these associations has contributed to his asset growth in the financial sector as well as to his continued success in the oil and gas industry.

John C. May

Since September 30, 2012, John C. May has been our senior vice president, secretary and a director.  Since March 2012, Mr. May has been Managing Partner of Northstar Capital, Columbus, Ohio.  Northstar Capital is a private corporation engaged in the business consulting.  Since March 2009, Mr. May has been Managing Director of The Opportunity Fund located in Upper Arlington, Ohio.  The Opportunity Fund is a private company that provides small cap bridge loan financing, account and client management for the fund, and research.  Since September 2007, Mr. May has been Chairman and CEO of Advanced Treatment Processes, Inc., Haines City, Florida.  Advanced Treatment Processes, Inc. is a private company engaged in the business of green energy.  Mr. May is responsible for the oversight of all day to day activities, capital formation, business planning, equipment design, contract and permit procurement.  Since January 2000, Mr. May has been president of JCM Capital located in Cocoa Beach, Florida.  JCM Capital is a sole proprietorship engaged in the business of business consulting.  Mr. May is responsible for business planning, marketing, publicity campaigns, product development and all other day to day oversight.  Mr. May is also a member of the board of directors of Director Chairman CEO- World Modal Network Services, Inc., Haines City, Florida which trades in the “grey market” under the symbol WMDL.  Mr. May is also a member of the board of directors of PKG Entertainment Inc., Scottsdale, Arizona which trades in the “grey market” under the symbol “PKGN”. Mr. May was appointed to the foregoing boards in order to assist with moving them from the “grey market” to full trading status.

Roger Gray

Since September 30, 2012, Roger Gray has been our director of field operations.  Since 2012 Mr. Gray has been Chief Executive Officer of Cardinal Energy Group, LLC, an Ohio Limited Liability Company engaged in the production of gas and oil.  Since 2012, Mr. Gray has been Managing Partner of Northstar Capital, Cocoa Beach, Florida.  Northstar Capital is a private corporation engaged in the business consulting, business planning and client management.  Mr. Gray oversees day to day operations.  From 2009 to 2011, Mr. Gray was Executive Vice President and Co-Founder Manx Energy, Inc., a private company which provided investor relations and business development as well as completed multiple acquisitions.  From 2010 to 2012, Mr. Gray was Director of Field Operations for Continental Energy, LLC, a Limited Liability Company engaged in the business of gas and oil production.  Mr. Gray was responsible for field oversight, land management, acquisitions, and analysis.  From 2009 to 2010, Mr. Gray was Vice President of Land Management for Continental Energy, LLC as well.  From 2006 to 2009, Mr. Gray was Vice President of Capital City Energy Group, Inc., (CETG) a public company traded on the OTCBB.  Capital Energy Group, Inc. was engaged in the business of gas and oil production.  Mr. Gray was responsible for oversight of field operations.

Dan Troendly

Since September 30, 2012, Dan Troendly has been our treasurer, CFO and a director.  Since 2012 Mr. Troendley has been Chief Financial Officer of Cardinal Energy Group, LLC, an Ohio Limited Liability Company engaged in the production of gas and oil.  Mr. Troendly oversees all accounting and financial matters.  From 2009 to 2010, Mr. Troendly was the owner and operator of Daniel C. Troendly Co., engaged in the business of counseling companies with respect to oil and gas accounting.  From 2005 to 2009, Mr. Troendly was controller of Atlas Energy Resources (ALTS), a publicly traded oil and gas producer whose shares of common stock are traded on The NASDAQ.  Mr. Troendly was responsible for the oversight of all accounting and financial matters.

Terrence Dunne

Since September 30, 2012, Terrence Dunne has been a director and chairman of our board of directors.  Since July 2012, Mr. Dunne has been the CFO and director of SpectrumDNA, Inc., a publicly held company trading on the OTC Pink Sheets, under the symbol of “SPXA”. Spectrum is in the business of social media and has created digital networked applications.  Since 2009, Mr. Dunne has been a Director of Gambit Energy, Inc., formerly known as Silver Butte Mining Co. and Gulfmark Energy, Inc. Gambit Energy is a public company traded on the OTC Pink Sheets under the symbol “GMEI”.  Gambit Energy is engaged the business of exploratory oil and gas projects in Southwest Texas.  From 2006 to January 2012, Mr. Dunne was a Director of Hanover Gold Mining Company, subsequently known as Rock Energy Inc., a public company traded on the OTCBB under the symbol “RCKE”.  It is engaged in the mining of gold in Southwest Colorado.  Since 2008, Mr. Dunne has been a director of Blue Arch Resources Inc., a privately owned, Texas-based company.  It is a start-up business engaged in processing and recycling drilling mud from oil operations.  From 2006 to 2008, Mr. Dunne was a Director of Clean Wind Energy Towers, formerly, Superior Silver Mines Inc. Clean Wind Energy is a public company traded on the OTCBB under the symbol “CWET”.  It is engaged in the business of providing alternative clean energy consulting through the use of downdraft towers.  Since 2002, Mr. Dunne has been a director, from 2002- to 2010, the secretary/treasurer and since 2010, the president of Gold Crest Mines Inc. Gold Crest Mines is a publicly traded company traded on the OTCBB under the symbol “GCMN”.  It is engaged in the business of gold exploration with properties in Alaska.  From 2001 to 2004, Mr. Dunne was a Director of Daybreak Oil and Gas Inc., a public company traded on the OTCBB under the symbol “DBRM”.  It is engaged in the business of oil and gas production.  From 2000 to 2006, Mr. Dunne had been an Advisor to Nova Energy Biofuels, in respect to acquisition and merger matters.  The company was formerly known as Nova Oil and Gas Inc.  In 2006, Nova Energy changed their business from an oil & gas producer to biofuel energy. Its business operations have ceased.  Since 1998, Mr. Dunne has been the owner of Terrence J. Dunne & Associates, a private company engaged in business consulting with a focus on acquisitions, mergers and reorganizations.

During the past ten years, Messrs. Crawford, Yajnik, May, Gray, Troendly, and Dunne have not been the subject of the following events:

1.
A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.	Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.
The subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities;

i)
Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator,  floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

	ii)	Engaging in any type of business practice; or

	iii)	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.
The subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph 3.i in the preceding paragraph or to be associated with persons engaged in any such activity;

5.
Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.
Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.
Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

	i)	Any Federal or State securities or commodities law or regulation; or

ii)
Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or

	iii)	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.
Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

ITEM 5.06                      CHANGE IN SHELL COMPANY STATUS.

On or about September 30, 2012, as a result of completing our Share Exchange Agreement and changing the focus of our business from manufacturing steak timers to oil and gas exploration and production, we were, as a matter of law, no longer a “shell company” as that term is defined in Rule 405 of the Securities Act of 1933, as amended.  Rule 405 provides that:

Shell company. The term shell company means a registrant, other than an asset-backed issuer as defined in Item 1101(b) of Regulation AB (§229.1101(b) of this chapter), that has:

(1)         No or nominal operations; and

(2)         Either:
 (i)         No or nominal assets;
 (ii)        Assets consisting solely of cash and cash equivalents; or
(iii)	Assets consisting of any amount of cash and cash equivalents and nominal other assets.

Note: For purposes of this definition, the determination of a registrant’s assets (including cash and cash equivalents) is based solely on the amount of assets that would be reflected on the registrant’s balance sheet prepared in accordance with generally accepted accounting principles on the date of that determination.

We have determined that we were no longer a shell company at September 30, 2012, based upon the fact that we have more than nominal assets, other than cash and more than nominal operations.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

We are including the following discussion to inform our existing and potential security holders generally of some of the risks and uncertainties that can affect our company and to take advantage of the “safe harbor” protection for forward-looking statements that applicable federal securities law affords.

From time to time, our management or persons acting on our behalf may make forward-looking statements to inform existing and potential security holders about our company. All statements other than statements of historical facts included in this report regarding our financial position, business strategy, plans and objectives of management for future operations, industry conditions, and indebtedness covenant compliance are forward-looking statements. When used in this report, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “target,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about, actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond our company’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: general economic or industry conditions, nationally and/or in the communities in which our company conducts business, changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets, our ability to raise capital, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, other economic, competitive, governmental, regulatory and technical factors affecting our company’s operations, products, services and prices.

We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. Accordingly, results actually achieved may differ materially from expected results in these statements. Forward-looking statements speak only as of the date they are made. You should consider carefully the Risk Factors and other sections of this report, which describe factors that could cause our actual results to differ from those set forth in the forward-looking statements. We do not undertake, and specifically disclaim, any obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of such statements.

Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the United States Securities and Exchange Commission (the “SEC”) which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

GLOSSARY OF OIL AND NATURAL GAS TERMS

The definitions set forth below apply to the indicated terms as used in this report. All volumes of natural gas referred to herein are stated at the legal pressure base of the state or area where the reserves exist and at 60 degrees Fahrenheit and in most instances are rounded to the nearest major multiple.

3-D seismic.  The method by which a three dimensional image of the earth’s subsurface is created through the interpretation of reflection seismic data collected over a surface grid. 3-D seismic surveys allow for a more detailed understanding of the subsurface than do conventional surveys and contribute significantly to field appraisal, exploitation and production.

Bbl.  One stock tank barrel, or 42 U.S. gallons liquid volume, used herein in reference to crude oil or other liquid hydrocarbons.

Boe.  Barrels of oil equivalent in which six Mcf of natural gas equals one Bbl of oil.

Boe/d.  Boe per day.

BTU.  British thermal unit, which is the heat required to raise the temperature of a one-pound mass of water from 58.5 to 59.5 degrees Fahrenheit.

Completion.  The installation of permanent equipment for the production of oil or natural gas or, in the case of a dry hole, the reporting of abandonment to the appropriate agency.

Development well.  A well drilled within the proved areas of an oil or natural gas reservoir to the depth of a stratigraphic horizon known to be productive.

Dry hole or well.  A well found to be incapable of producing hydrocarbons in sufficient quantities such that proceeds from the sale of such production exceed production expenses and taxes.

Exploratory well.  A well drilled to find a new field or to find a new reservoir in a field previously found to be productive of oil or natural gas in another reservoir.

Field.  An area consisting of a single reservoir or multiple reservoirs all grouped on or related to the same individual geological structural feature and/or stratigraphic condition.

Gross acres or gross wells.  The total acres or wells, as the case may be, in which a working interest is owned.

Held by production.  A provision in an oil and gas lease that extends a company’s right to operate a lease as long as the property produces a minimum quantity of crude oil and natural gas.

Mcf.  One thousand cubic feet of natural gas.

Net acres or net wells.  The sum of the fractional working interests owned in gross acres or gross wells, as the case may be.

NYMEX.  The New York Mercantile Exchange, which is a designated contract market that facilitates and regulates the trading of crude oil and natural gas contracts subject to NYMEX rules and regulations.

Operator.  The individual or company responsible for the exploration, exploitation and production of an oil or natural gas well or lease.

PV10%.  The estimated future net revenue, discounted at a rate of 10% per annum, before income taxes and with no price or cost escalation or de-escalation in accordance with guidelines promulgated by the SEC.

Productive well.  A well that is found to be capable of producing hydrocarbons in sufficient quantities such that proceeds from the sale of such production exceed production expenses and taxes.

Proved developed producing reserves (PDP).  Proved developed reserves that are expected to be recovered from completion intervals currently open in existing wells and capable of production.

Proved Developed Non-Producing reserves (PDNP).  Proved crude oil and natural gas reserves that are developed behind pipe, shut-in or that can be recovered through improved recovery only after the necessary equipment has been installed, or when the costs to do so are relatively minor. Shut-in reserves are expected to be recovered from (1) completion intervals which are open at the time of the estimate but which have not started producing, (2) wells that were shut-in for market conditions or pipeline connections, or (3) wells not capable of production for mechanical reasons. Behind-pipe reserves are expected to be recovered from zones in existing wells that will require additional completion work or future recompletion prior to the start of production.

Proved developed reserves.  Proved reserves that are expected to be recovered from existing wellbores, whether or not currently producing, without drilling additional wells. Production of such reserves may require a recompletion.

Proved reserves.  Those quantities of oil and natural gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible — from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations — prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for estimation.

Proved undeveloped reserves (PUD).  Proved reserves that are expected to be recovered from new wells on undrilled acreage or from existing wells where a relatively major expenditure is required for recompletion.

Recompletion.  The completion for production of an existing wellbore in another formation from that in which the well has been previously completed.

Reservoir.  A porous and permeable underground formation containing a natural accumulation of producible oil and/or natural gas that is confined by impermeable rock or water barriers and is individual and separate from other reservoirs.

Spud.  Start (or restart) drilling a new well.

Standardized Measure.  The estimated future net revenue, discounted at a rate of 10% per annum, after income taxes and with no price or cost escalation, calculated in accordance with Accounting Standards Codification (“ASC”) 932, formerly Statement of Financial Accounting Standards No. 69 “Disclosures About Oil and Gas Producing Activities.”

Undeveloped acreage.  Lease acreage on which wells have not been drilled or completed to a point that would permit the production of commercial quantities of oil and natural gas regardless of whether such acreage contains proved reserves.

Working interest.  An interest in an oil and gas lease that gives the owner of the interest the right to drill for and produce crude oil and natural gas on the leased acreage and requires the owner to pay a share of the costs of drilling and production operations.

BUSINESS

We were incorporated in the State of Nevada on June 19, 2007, for the purpose of developing, manufacturing and selling a steak timer.  On September 28, 2012, we changed the focus of our business when we acquired all of the ownership interests of Cardinal Energy Group, LLC, an Ohio Limited Liability Company which is engaged in the business of exploring, purchasing, developing and operating oil and gas leases.

We intend to acquire additional producing and non-producing oil and gas properties in future.

We have nominal revenues, have achieved losses since inception, have limited operations, have been issued a going concern opinion by our auditors and currently rely upon the sale of our securities to fund operations.

We have no plans to change our business activities or to combine with another business, and are not aware of any events or circumstances that might cause us to change our plans.

Acquisition and Drilling of Undeveloped Prospects

We are concentrating on acquiring producing and non-producing properties in the United States.  We currently own interests in oil and gas leases located in the states of California and Ohio.

We may enter into agreements with major and independent oil and natural gas companies to drill and own interests in oil and natural gas properties.  We also may drill and own interests without such strategic partners.

It is anticipated that all prospects will be evaluated utilizing data provided to us, including well logs, production records, seismic, geological and geophysical information, and such other information as may be available and useful.   In addition, prospects will be evaluated by petroleum engineers, geophysicists, and other technical consultants retained by us.

Regardless of drilling location, we will evaluate all prospective acquisitions on the basis of their oil and natural gas producing potential. We will target properties that we believe have multi-pay horizons, predictable costs, and quick pipeline hookups. We seek properties that are within or offsetting proven producing oil and natural gas fields and that have the potential, if successful, to generate revenue to the company.

Prospects will be acquired pursuant to an arrangement in which we will acquire part or all of the working interest. For purposes of this report, a working interest includes any interest, which is subject to some portion of the costs of development, operation or maintenance. This working interest will be subject to landowners’ royalty interests and other royalty interests payable to unaffiliated third parties in varying amounts.  We may acquire less than 100% of the working interest in each prospect in which we participate.  We may sell or otherwise dispose of prospect interests or may retain a working interest in the prospects and participate in the drilling and development of the prospect.

In acquiring interests in leases, we may pay such consideration and make such contractual commitments and agreements as we deem fair, reasonable and appropriate. For purposes of this report, the term “lease” means any full or partial interest in:

*	undeveloped oil and natural gas leases;
*	oil and natural gas mineral rights;
*	licenses;
*	concessions;
*	contracts;
*	fee rights; or
*	other rights authorizing the owner to drill for, reduce to possession and produce oil and natural gas.

We will acquire the leases and interests in the leases to be developed by the Company or third party operator.  The actual number, identity and percentage of working interests or other interests in prospects to be acquired will depend upon, among other things, the total amount of capital contributions, the latest geological and geophysical data, potential title or spacing problems, availability and price of drilling services, tubular goods and services, approvals by federal and state departments or agencies, agreements with other working interest owners in the prospects, farm-ins, and continuing review of other prospects that may be available.

Title to Properties

We will own the leasehold interest in the lease.  Shareholders must rely on us to use our best judgment to obtain appropriate title to leases. We will take such steps as we deem necessary to assure that title to leases is acceptable for our purposes. We are free, however, to use our judgment in waiving title requirements if it is in our best interests. Further, we will not make any warranties as to the validity or merchantability of titles to any leases to be acquired by the Company.

Drilling and Completion Phase

We will enter into agreements with drilling contractors and/or operators to complete and drill wells on our existing and acquired leases.  Assuming we are successful and complete a producing oil and/or gas well, we may retain an operator to operations on the lease and completion of the well.   Currently we intend to do contract with California Hydrocarbons Corporation, a corporation owned and controlled by Rashmi N. Yajnik, our president.  Mr. Yajnik owns 16.49% of our outstanding shares of common stock. A completed well is one that is producing oil and gas in paying quantities.  We also may act as our own operator, however at this time we intend to retain California Hydrocarbons Corporation to operate our lease in California.  Currently, the fees we pay California Hydrocarbons Corporation are as favorable as can be obtained from unaffiliated third party operators.

The operator’s duties include testing formations during drilling, and completing the wells by installing such surface and well equipment, gathering pipelines, heaters, separators, etc., as are necessary and normal in the area in which the prospect is located. We will pay the drilling and completion costs of the operator as incurred, except that we are permitted to make advance payments to the operator where necessary to secure drilling rigs, drilling equipment and for other similar purposes in connection with the drilling operations. If the operator determines that the well is not likely to produce oil and/or natural gas in commercial quantities, the operator will plug and abandon the well in accordance with applicable regulations.

After drilling, the operator will complete each well deemed by it to be capable of production of oil or natural gas in commercial quantities. The depths and formations to be encountered in each well are unknown. We will monitor the performance and activities of the operator.

Production Phase of Operations

General.  Once a well is “completed” such that all surface equipment necessary to control the flow of or to shut down, a well has been installed, including the gathering pipeline, production operations will commence. We will be responsible for selling oil and natural gas production. We will attempt to sell the oil and natural gas produced from a prospect on a competitive basis at the best available terms and prices. Domestic sales of oil will be at fair market prices. We will not make any commitment of future production that does not primarily benefit us.  We will sell natural gas discovered at spot market or negotiated prices domestically, based upon a number of factors, such as the quality of the natural gas, well pressure, estimated reserves, prevailing supply conditions and any applicable price regulations promulgated by the Federal Energy Regulatory Commission (“FERC”).

We may sell oil and/or natural gas production to marketers, refineries, foreign governmental agencies, industrial users, interstate pipelines or local utilities. Revenues from production will be received directly from these parties and paid to the Company.

Oil and natural gas production in California and Ohio, areas in which we may conduct drilling activities, is a mature industry with numerous pipeline companies and potential purchasers of oil and natural gas. Because of competition among these purchasers for output from oil and natural gas producers, we generally will not enter into long term contracts for the purchase of production.

As a result of effects of weather on costs, results may be affected by seasonal factors. In addition, both sales volumes and prices tend to be affected by demand factors with a significant seasonal component.

Expenditure of Production Revenues.  Our share of production revenue from a given well will be burdened by and/or subject to royalties and overriding royalties, monthly operating charges, and other operating costs. These items of expenditure involve amounts payable solely out of, or expenses incurred solely by reason of, production operations. We intend to deduct operating expenses from the production revenue for the corresponding period.

Competition

There are a large number of oil and natural gas companies in the United States. Competition is strong among persons and companies involved in the exploration for and production of oil and natural gas. We expect to encounter strong competition at every phase of business.  We will be competing with entities having financial resources and staffs substantially larger than those available to us.

The national supply of natural gas is widely diversified, with no one entity controlling over 5%. As a result of deregulation of the natural gas industry by Congress and FERC, competitive forces generally determine natural gas prices. Prices of crude oil, condensate and natural gas liquids are not currently regulated and are generally determined by competitive forces.

There will be competition among operators for drilling equipment, goods, and drilling crews. Such competition may affect our ability to acquire leases suitable for development and to expeditiously develop such leases once they are acquired.

Geological and Geophysical Techniques

We may engage detailed geological interpretation combined with advanced seismic exploration techniques to identify the most promising leases.

Geological interpretation is based upon data recovered from existing oil and gas wells in an area and other sources. Such information is either purchased from the company that drilled the wells or becomes public knowledge through state agencies after a period of years. Through analysis of rock types, fossils and the electrical and chemical characteristics of rocks from existing wells, we can construct a picture of rock layers in the area. We will have access to the well logs and decline curves from existing operating wells. Well logs allow us to calculate an original oil or gas volume in place while decline curves from production history allow us to calculate remaining proved producing reserves. We have not purchased, leased, or entered into any agreements to purchase or lease any of the equipment necessary to conduct the geological or geophysical testing referred to herein and will only be able to do so upon raising additional capital through loans or the sale of equity securities.

Market for Oil and Gas Production

The market for oil and gas production is regulated by both the state and federal governments. The overall market is mature and with the exception of gas, all producers in a producing region will receive the same price. The major oil companies will purchase all crude oil offered for sale at posted field prices. There are price adjustments for quality difference from the Benchmark. Benchmark is Saudi Arabian light crude oil employed as the standard on which OPEC price changes have been based. Quality variances from Benchmark crude results in lower prices being paid for the variant oil. Oil sales are normally contracted with a purchaser or gatherer as it is known in the industry who will pick-up the oil at the well site. In some instances there may be deductions for transportation from the well head to the sales point. At this time the majority of crude oil purchasers do not charge transportation fees, unless the well is outside their service area. The service area is a geographical area in which the purchaser of crude oil will not charge a fee for picking upon the oil. The purchaser or oil gatherer as it is called within the oil industry, will usually handle all check disbursements to both the working interest and royalty owners. We will be a working interest owner. By being a working interest owner, we are responsible for the payment of our proportionate share of the operating expenses of the well. Royalty owners and over-riding royalty owners receive a percentage of gross oil production for the particular lease and are not obligated in any manner whatsoever to pay for the costs of operating the lease. Therefore, we, in most instances, will be paying the expenses for the oil and gas revenues paid to the royalty and over-riding royalty interests.

Gas sales are by contract. The gas purchaser will pay the well operator 100% of the sales proceeds on or about the 25th of each and every month for the previous month’s sales. The operator is responsible for all checks and distributions to the working interest and royalty owners. There is no standard price for gas. Prices will fluctuate with the seasons and the general market conditions. It is our intention to utilize this market whenever possible in order to maximize revenues. We do not anticipate any significant change in the manner production is purchased, however, no assurance can be given at this time that such changes will not occur.

The marketing of any oil and natural gas produced by us will be affected by a number of factors that are beyond our control and whose exact effect cannot be accurately predicted. These factors include:

*	the amount of crude oil and natural gas imports;
*	the availability, proximity and cost of adequate pipeline and other transportation facilities;
*	the success of efforts to market competitive fuels, such as coal and nuclear energy and the growth and/or success of alternative energy sources such as wind power;
*	the effect of United States and state regulation of production, refining, transportation and sales;
*	the laws of foreign jurisdictions and the laws and regulations affecting foreign markets;
*	other matters affecting the availability of a ready market, such as fluctuating supply and demand; and
*	general economic conditions in the United States and around the world.

The supply and demand balance of crude oil and natural gas in world markets has caused significant variations in the prices of these products over recent years. The North American Free Trade Agreement eliminated trade and investment barriers between the United States, Canada, and Mexico, resulting in increased foreign competition for domestic natural gas production. New pipeline projects recently approved by, or presently pending before, FERC as well as nondiscriminatory access requirements could further substantially increase the availability of natural gas imports to certain U.S. markets. Such imports could have an adverse effect on both the price and volume of natural gas sales from wells.

Members of the Organization of Petroleum Exporting Countries establish prices and production quotas for petroleum products from time to time with the intent of affecting the current global supply of crude oil and maintaining, lowering or increasing certain price levels. We are unable to predict what effect, if any, such actions will have on both the price and volume of crude oil sales from the wells.

In several initiatives, FERC has required pipeline transportation companies to develop electronic communication and to provide standardized access via the Internet to information concerning capacity and prices on a nationwide basis, so as to create a national market. Parallel developments toward an electronic marketplace for electric power, mandated by FERC, are serving to create multi-national markets for energy products generally. These systems will allow rapid consummation of natural gas transactions. Although this system may initially lower prices due to increased competition, it is anticipated to expand natural gas markets and to improve their reliability.

Regulation

Our operations will be affected from time to time in varying degrees by domestic and foreign political developments, federal and state laws.

Production.  In most areas of operations within the United States the production of oil and natural gas is regulated by state agencies that set allowable rates of production and otherwise control the conduct of oil and natural gas operations. Among the ways that states control production is through regulations that establish the spacing of wells or in some instances may limit the number of days in a given month during which a well can produce.

Environmental.  Our drilling and production operations will also be subject to environmental protection regulations established by federal, state, and local agencies that in turn may necessitate significant capital outlays that would materially affect the financial position and our business operations. These regulations, enacted to protect against waste, conserve natural resources and prevent pollution, could necessitate spending funds on environmental protection measures, rather than on drilling operations. If any penalties or prohibitions were imposed for violating such regulations, our operations could be adversely affected.

Natural Gas Transportation and Pricing.  FERC regulates the rates for interstate transportation of natural gas as well as the terms for access to natural gas pipeline capacity. Pursuant to the Wellhead Decontrol Act of 1989, however, FERC may not regulate the price of natural gas. Such deregulated natural gas production may be sold at market prices determined by supply and demand, Btu content, pressure, location of wells, and other factors. We anticipate that all of the natural gas produced by our wells will be considered price decontrolled natural gas and that each natural gas will be sold at fair market value.

Proposed Regulation.  Various legislative proposals are being considered in Congress and in the legislatures of various states, which, if enacted, may significantly and adversely affect the petroleum and natural gas industries. Such proposals involve, among other things, the imposition of price controls on all categories of natural gas production, the imposition of land use controls, such as prohibiting drilling activities on certain federal and state lands in protected areas, as well as other measures. At the present time, it is impossible to predict what proposals, if any, will actually be enacted by Congress or the various state legislatures and what effect, if any, such proposals will have on our operations.  On December 19, 2007, President Bush signed into law the Energy Independence and Security Act (“EISA”), a law targeted at reducing national demand for oil and increasing the supply of alternative fuel sources.  While EISA does not appear to directly impact on our operations or cost of doing business, its impact on the oil and gas industry in general is uncertain.  No prediction can be made as to what additional legislation may be proposed, if any, affecting the competitive status of an oil and gas producer, restricting the prices at which a producer may sell its oil and gas or the market demand for oil and gas nor can it be predicted which proposals, including those presently under consideration, if any, might be enacted, nor when any such proposals, if enacted, might become effective.

The Kyoto Protocol to the United Nations Framework Convention on Climate Change became effective in February 2005 (the “Protocol”). Under the Protocol, participating nations are required to implement programs to reduce emissions of certain gases, generally referred to as greenhouse gases that are suspected of contributing to global warming. The United States is not currently a participant in the Protocol.  However, the U.S. Congress is considering proposed legislation directed at reducing greenhouse gas emissions. In addition, there has been support in various regions of the country for legislation that requires reductions in greenhouse gas emissions, and some states have already adopted legislation addressing greenhouse gas emissions from various sources, primarily power plants. The natural gas and oil industry is a direct source of certain greenhouse gas emissions, namely carbon dioxide and methane, and future restrictions on such emissions could impact our operations.  At this time, it is not possible to accurately estimate how potential future laws or regulations addressing greenhouse gas emissions would impact our business.

Acquisition of Future Leases

Our principal activity in the future will be the acquisition, development and operation of producing oil and gas leases. The acquisition process may be lengthy because of the amount of investigation which will be required prior to submitting a bid to a major oil company. Currently, we are not engaged in any bidding process. Verification of each property and the overall acquisition process can be divided into three phases, as follows:

Phase 1. Field identification. In some instances the seller will have a formal divestiture department that will provide a sales catalog of leases which will be available for sale. Review of the technical filings made to the states along with a review of the regional geological relationships, released well data and the production history for each lease will be utilized. In addition a review of the proprietary technical data in the sellers office will be made and calculation of a bid price for the field.

Phase 2. Submission of the Bid. Each bid will be made subject to further verification of production capacity, equipment condition and status, and title.

Phase 3. Closing. Final price negotiation will take place. Cash transfer and issuance of title opinions. Tank gauging and execution of transfer orders.

After closing has occurred, the newly acquired property will be turned over to us for possible work-overs or operational changes which will in our estimation increase each well’s production.

In connection with the acquisition of an oil and gas lease for work-over operations, we will be able to assume 100% ownership of the working-interest and surface production equipment facilities with only minor expenses. In exchange for an assignment of the lease, we intend to assume the obligation to plug and abandon the well in the event we determine that reworking operations are either too expensive or will not result in production in paying quantities.

Several major oil companies have recently placed numerous oil and gas properties out for competitive bidding. We currently do not have sufficient revenues or funds available for us to make bids on such properties. We have not initiated a search for additional leases and do not intend to do so until we raise additional capital for the acquisition of additional leases. The only money we intend to raise at this time is to conduct drilling operations on the leases we currently own. We intend to raise additional capital through the sale of equity securities in order to have sufficient funds to make a bid for such properties

At the present time, we have not identified any specific oil and gas leases which we intend to acquire and will only be able to make such determination upon raising capital at a later date.  We intend to focus on the Appalachian Basin in 2012 and early 2013 primarily in south central Kentucky.  We intend to concentrate on oil exploration and production rather than gas production.

Our Ownership Interests

Currently we own numerous working interests in oil & gas wells located in Ohio and California and 653.84 lease acres in Colusa County, California.  The 653.84 lease acreage is currently held by production.

We acquired a 1% working interest in the W. Burden #1, Layman Dairy #1, Donahey #3, D. Gorius #1, M. Dodson #1, and the Joe Patton #8 located in Licking County, Ohio, a 1% working interest in the C. Rowley #1, T. Norris #1, E. Miller #1, J. Norris #1 and the Joe Patton #8 located in Knox County, Ohio and a 10% working interest in the Koehler #1 in Perry County, Ohio in October of 2011 from California Hydrocarbons Corporation.  California Hydrocarbons Corporation contributed these working interests in oil & gas wells for ownership units in the Company.

The 100% working interest in the Nowells Wells #1 & #2 located in Holmes County, Ohio was acquired in November of 2011 from Remediation Joint Venture IV, which the Company was the Operator.  The joint venture partners contributed their joint venture interests in the wells for ownership units in the Company.

We acquired a 100% working interest in the Armstrong 17-1 and Armstrong 17-3 along with 653.84 lease acres in Colusa County, California in October 20111 from California Hydrocarbons Corporation.  California Hydrocarbons Corporation contributed these working interests in gas wells and lease acreage for ownership units in the Company.  The lease acreage is currently held by production and is described as all of Section 17-T13N-R1E, M.D.B. & M. except the NE/4; and all that portion of the east half lying easterly of a line that is parallel with and distant easterly 3961.32 feet, measured at right angles from the mount Diablo meridian located in Section 18-T13N-R1E.  The Armstrong 17-3 is currently shut in and needs to be remediated to begin production.  The Armstrong 17-1 and 17-3 has produced in excess of 1 BCF of natural gas over the last 10 years.

Operator	Well name	County	State	Working Interest	Net Revenue Interest

Knox Energy, Inc.	W. Burden #1	Licking	Ohio	1.00%	0.8438%
Knox Energy, Inc.	Layman Dairy #1	Licking	Ohio	1.00%	0.8438%
Knox Energy, Inc.	Donahey#3	Licking	Ohio	1.00%	0.8438%
Knox Energy, Inc.	C. Rowley #1	Knox	Ohio	1.00%	0.8438%
Knox Energy, Inc.	T. Norris #1	Knox	Ohio	1.00%	0.8438%
Knox Energy, Inc.	E. Miller #1	Knox	Ohio	1.00%	0.8438%
Knox Energy, Inc.	D. Gorius#1	Licking	Ohio	1.00%	0.8438%
Knox Energy, Inc.	J. Norris #1	Knox	Ohio	1.00%	0.8438%
Knox Energy, Inc.	M. Dodson#1	Licking	Ohio	1.00%	0.8438%
Knox Energy, Inc.	J. Geiger#1	Knox	Ohio	1.00%	0.8438%
Knox Energy, Inc.	Joe Patton #8	Licking	Ohio	1.00%	0.8438%
Oxford Oil Co	Koehler #1	Perry	Ohio	10.00%	8.7500%
Interden Industries	Nowells #1	Holmes	Ohio	100.00%	87.5000%
Interden Industries	Nowells #2	Holmes	Ohio	100.00%	87.5000%
California Hydrocarbons	Armstrong 17-1	Colusa	California	100.00%	87.5000%
California Hydrocarbons	Armstrong 17-3	Colusa	California	100.00%	87.5000%

California

We currently we own a 100% working interest, 87.5% net revenue interest 651.84 acres in Colusa County, California more particularly described as:

*
All of Sec. 17 - T13N - R1E of the Mount Diablo Base and Meridian except the NE/4 and all of that portion of the east half lying easterly on a line that is parallel with and distant easterly 3961.32 feet, measured at right angles form the Mount Diablo Meridian located in Section 18-T13N-R1E.

The foregoing leases contain one producing well and one non-producing well.  In 2011, we produced 6,782 Mcfs and in 2010 we produced 6,882 Mcfs.  From January 1, 2012 through June 30, 2012, we produced 1,524 Mcfs.

The operator of the foregoing property is California Hydrocarbons Corporation pursuant to a written operating agreement.  California Hydrocarbons Corporation is owned and controlled by Rashmi N. Yajnik, an affiliate.  Mr. Yajnik owns 16.47% of our outstanding shares of common stock. Under the terms of the operating agreement we are obligated to pay California Hydrocarbons their out of pocket operating costs without any overriding royalties except the 12.5% paid to the land owner.

Ohio

In October of 2011, we acquired 1% working interests, 0.843% net revenue interests in 11 gas wells located in Licking and Knox Counties, Ohio.  The total gross gas production from the 11 wells was 44,780 Mcfs for 2011; 51,989 Mcfs for 2010; and 1,524 Mcfs from January 1, 2012 to June 30, 2012.  The total gross oil production from the 11 wells was 847 bbls for 2011; 871.18 barrels for 2010; and 140 bbls from January 1, 2012 to June 30, 2012. Of the foregoing, we received 0.8343% thereof and are obligated to pay 1% of the total lease operating expenses of the wells.  Knox Energy, Inc. is the operator of the wells.  We are a passive investor in the wells.

We also own a 10% working interest, 8.75% net revenue interest in Koehler #1 well located in Perry County, Ohio.  Total production from the Koehler #1 well in 2011 was 301 Mcfs; 576 in 2010; and, from January 1, 2012 through June 30, 2012 was -0-.   The well has not produced in 2012 and needs remediated.   Our interest in the production for 2011 was 26.3375 Mcfs; 50.4 Mcfs in 2010; and zero so far with respect to oil production from the Koehler #1, in 2012.  In 2011, the Koehler #1 produced 287 barrels of oil.  Our interest in the 287 barrels of oil was 25.1125 bbls.  Oxford Oil Co. is the operator the wells.

We also own 100% working interests, 87.5% net revenue interest in the Nowells #1 well and Nowells #2 well located in Holms County, Ohio.  The two wells produced 51.17 gross barrels of oil in 2011 and 78.40 gross barrels of oil through September 2012.  Our interest therefore, was 113.37 gross bbls for which we received $9,802.82. The total cost for operating the wells in 2011 was $1,200.00; in 2010; and from January 1, 2012 through June 30, 2012 was $600.00.  Interden Industries is the operator of the wells. Since we own more than 50% of the working interest, we are able to control the operations of these wells.

With respect to all of our interests, we have no proved reserves.  Further we have not drilled any wells on our properties.

Competition

The oil and gas industry is highly competitive. Our competitors and potential competitors include major oil companies and independent producers of varying sizes of which are engaged in the acquisition of producing properties and the exploration and development of prospects. Most of our competitors have greater financial, personnel and other resources than does We and therefore have a greater leverage to use in acquiring prospects, hiring personnel and marketing oil and gas. Accordingly, a high degree of competition in these areas is expected to continue.

Governmental Regulation

The production and sale of oil and gas is subject to regulation by state, federal and local authorities. In most areas there are statutory provisions regulating the production of oil and natural gas under which administrative agencies may set allowable rates of production and promulgate rules in connection with the operation and production of such wells, ascertain and determine the reasonable market demand of oil and gas, and adjust allowable rates with respect thereto.

The sale of liquid hydrocarbons was subject to federal regulation under the Energy Policy and Conservation Act of 1975 which amended various acts, including the Emergency Petroleum Allocation Act of 1973. These regulations and controls included mandatory restrictions upon the prices at which most domestic crude oil and various petroleum products could be sold. All price controls and restrictions on the sale of crude oil at the wellhead have been withdrawn. It is possible, however, that such controls may be reimposed in the future but when, if ever, such reimposition might occur and the effect thereof on We cannot be predicted.

The sale of certain categories of natural gas in interstate commerce is subject to regulation under the Natural Gas Act and the Natural Gas Policy Act of 1978 (“NGPA”). Under the NGPA, a comprehensive set of statutory ceiling prices applies to all first sales of natural gas unless the gas is specifically exempt from regulation (i.e., unless the gas is “deregulated”). Administration and enforcement of the NGPA ceiling prices are delegated to the FERC. In June 1986, the FERC issued Order No. 451, which, in general, is designed to provide a higher NGPA ceiling price for certain vintages of old gas. It is possible, though unlikely, that we may in the future acquire significant amounts of natural gas subject to NGPA price regulations and/or FERC Order No. 451.

Our operations are subject to extensive and continually changing regulation because legislation affecting the oil and natural gas industry is under constant review for amendment and expansion. Many departments and agencies, both federal and state, are authorized by statute to issue and have issued rules and regulations binding on the oil and natural gas industry and its individual participants. The failure to comply with such rules and regulations can result in large penalties. The regulatory burden on this industry increases our cost of doing business and, therefore, affects our profitability. However, we do not believe that we are affected in a significantly different way by these regulations than our competitors are affected.

Transportation and Production

Transportation and Sale of Oil and Natural Gas. We can make sales of oil, natural gas and condensate at market prices which are not subject to price controls at this time. The price that we receive from the sale of these products is affected by our ability to transport and the cost of transporting these products to market. Under applicable laws, the Federal Energy Regulatory Commission (“FERC”) regulates:

-	the construction of natural gas pipeline facilities, and
-	the rates for transportation of these products in interstate commerce.

Our possible future sales of natural gas are affected by the availability, terms and cost of pipeline transportation. The price and terms for access to pipeline transportation remain subject to extensive federal and state regulation. Several major regulatory changes have been implemented by Congress and the FERC from 1985 to the present. These changes affect the economics of natural gas production, transportation and sales. In addition, the FERC is continually proposing and implementing new rules and regulations affecting these segments of the natural gas industry that remain subject to the FERC’s jurisdiction. The most notable of these are natural gas transmission companies.

The FERC’s more recent proposals may affect the availability of interruptible transportation service on interstate pipelines. These initiatives may also affect the intrastate transportation of gas in some cases. The stated purpose of many of these regulatory changes is to promote competition among the various sectors of the natural gas industry. These initiatives generally reflect more light-handed regulation of the natural gas industry. The ultimate impact of the complex rules and regulations issued by the FERC since 1985 cannot be predicted. In addition, some aspects of these regulatory developments have not become final but are still pending judicial and FERC final decisions. We cannot predict what further action the FERC will take on these matters. However, we do not believe that any action taken will affect it much differently than it will affect other natural gas producers, gatherers and marketers with which We might compete against.

Effective as of January 1, 1995, the FERC implemented regulations establishing an indexing system for transportation rates for oil. These regulations could increase the cost of transporting oil to the purchaser. We do not believe that these regulations will affect it any differently than other oil producers and marketers with which it competes with.

Regulation of Drilling and Production. Our proposed drilling and production operations are subject to regulation under a wide range of state and federal statutes, rules, orders and regulations. Among other matters, these statutes and regulations govern:

-	the amounts and types of substances and materials that may be released into the environment,
-	the discharge and disposition of waste materials,
-	the reclamation and abandonment of wells and facility sites, and
-	the remediation of contaminated sites,

and require:

-	permits for drilling operations,
-	drilling bonds, and
-	reports concerning operations.

State laws contain:

-	provisions for the unitization or pooling of oil and natural gas properties,
-	the establishment of maximum rates of production from oil and natural gas wells, and
-	the regulation of the spacing, plugging and abandonment of wells.

Environmental Regulations

Our operations are affected by the various state, local and federal environmental laws and regulations, including the:

-	Clean Air Act,
-	Oil Pollution Act of 1990,
-	Federal Water Pollution Control Act,
-	Resource Conservation and Recovery Act (“RCRA”),
-	Toxic Substances Control Act, and
-	Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”).

these laws and regulations govern the discharge of materials into the environment or the disposal of waste materials, or otherwise relate to the protection of the environment. In particular, the following activities are subject to stringent environmental regulations:

-	drilling,
-	development and production operations,
-	activities in connection with storage and transportation of oil and other liquid hydrocarbons, and
-	use of facilities for treating, processing or otherwise handling hydrocarbons and wastes.

Violations are subject to reporting requirements, civil penalties and criminal sanctions. As with the industry generally, compliance with existing regulations increases our overall cost of business. The increased costs cannot be easily determined. Such areas affected include:

-	unit production expenses primarily related to the control and limitation of air emissions and the disposal of produced water,
-
capital costs to drill exploration and development wells resulting from expenses primarily related to the management and disposal of drilling fluids and other oil and natural gas exploration wastes, and

-	capital costs to construct, maintain and upgrade equipment and facilities and remediate, plug and abandon inactive well sites and pits.

Environmental regulations historically have been subject to frequent change by regulatory authorities. Therefore, we are unable to predict the ongoing cost of compliance with these laws and regulations or the future impact of such regulations on its operations. However, we do not believe that changes to these regulations will have a significant negative effect on its operations.

A discharge of hydrocarbons or hazardous substances into the environment could subject us to substantial expense, including both the cost to comply with applicable regulations pertaining to the clean-up of releases of hazardous substances into the environment and claims by neighboring landowners and other third parties for personal injury and property damage. We do not maintain insurance for protection against certain types of environmental liabilities.

The Clean Air Act requires or will require most industrial operations in the United States to incur capital expenditures in order to meet air emission control standards developed by the EPA and state environmental agencies. Although no assurances can be given, we believe the Clean Air Act requirements will not have a material adverse effect on our financial condition or results of operations.

RCRA is the principal federal statute governing the treatment, storage and disposal of hazardous wastes. RCRA imposes stringent operating requirements, and liability for failure to meet such requirements, on a person who is either:

-	a “generator” or “transporter” of hazardous waste, or
-	an “owner” or “operator” of a hazardous waste treatment, storage or disposal facility.

At present, RCRA includes a statutory exemption that allows oil and natural gas exploration and production wastes to be classified as non-hazardous waste. As a result, we will not be subject to many of RCRA’s requirements because its operations will probably generate minimal quantities of hazardous wastes.

CERCLA, also known as “Superfund”, imposes liability, without regard to fault or the legality of the original act, on certain classes of persons that contributed to the release of a “hazardous substance” into the environment. These persons include:

-	the “owner” or “operator” of the site where hazardous substances have been released, and
-	companies that disposed or arranged for the disposal of the hazardous substances found at the site.

CERCLA also authorizes the EPA and, in some instances, third parties to act in response to threats to the public health or the environment and to seek to recover from the responsible classes of persons the costs they incur. In the course of our ordinary operations, we could generate waste that may fall within CERCLA’s definition of a “hazardous substance”. As a result, We may be liable under CERCLA or under analogous state laws for all or part of the costs required to clean up sites at which such wastes have been disposed.

Under such law we could be required to:

-	remove or remediate previously disposed wastes, including wastes disposed of or released by prior owners or operators,
-	clean up contaminated property, including contaminated groundwater, or
-	perform remedial plugging operations to prevent future contamination.

We could also be subject to other damage claims by governmental authorities or third parties related to such contamination.

While the foregoing regulations appear extensive, we believe that because we will initially be drilling and operating one oil or gas well, compliance with the foregoing regulations will not have any material adverse affect upon us. Further, we believe we will only spend minimal amounts of money to comply therewith in connection with its one proposed well.

Company’s Office

Our offices are located at 2665 Fairfax Drive, Upper Arlington, Ohio 43220.  Our telephone number is 614-459-4959.  Our offices are located in the home of Timothy Crawford, our principal executive officer.  We use approximately 750 square feet of space for our office on a rent free basis.

Employees

We are a development stage company and currently have three full-time employees and two part time employees.

RISK FACTORS

1.	The Volatility of Oil and Gas Markets may have an adverse affect on our operations.

In the past few years, the price of oil and gas has been volatile. During the last five years the price of oil has fluctuated from a low of approximately $40.00 per barrel to a high of approximately $145.00 per barrel. The price of natural gas has fluctuated from a low of approximately $1.80 per 1,000 cubic feet to a high of approximately $13.00 per 1,000 cubic feet. At the present time the price of oil is near $112.00 per barrel. The price of natural gas is near $3.25 per 1,000 cubic feet. There is no assurance that in the future prices for oil and gas production will stabilize at current rates. This fluctuation could have an adverse affect on our operations if it should drop.

2.	Title to our oil and gas leases could be defective in which case we may not own the interests that we believe we do.

It is customary in the oil and gas industry that upon acquiring an interest in a property, that only a preliminary title investigation be done at that time. We intend to follow this custom. If the title to the prospects should prove to be defective, we could lose the costs of acquisition, or incur substantial costs for curative title work.

3.	If we find gas our wells could be shut-in and revenues could be curtailed.

Production from gas wells in many geographic areas of the United States has been curtailed or shut-in for considerable periods of time due to a lack of market demand, and such curtailments may continue for a considerable period of time in the future. There may be an excess supply of gas in areas where our operations will be conducted. In such event, it is possible that there will be no market or a very limited market for our gas production. It is customary in many portions of California, Ohio, and Kentucky, to shut-in gas wells in the spring and summer when there is not sufficient demand for gas. This could result in suspension of revenues.

4.	Operating and environmental hazards could have a negative impact on our operations.

Hazards incident to the operation of oil and gas properties, such as accidental leakage of petroleum liquids and other unforeseen conditions, may be encountered by us if we participate in developing a well and, on occasion, substantial liabilities to third parties or governmental entities may be incurred. We could be subject to liability for pollution and other damages or may lose substantial portions of prospects or producing properties due to hazards which cannot be insured against or which have not been insured against due to prohibitive premium costs or for other reasons. We currently do not maintain any insurance for environmental damages. Governmental regulations relating to environmental matters could also increase the cost of doing business or require alteration or cessation of operations in certain areas.

5.	Because the probability of an individual prospect ever having oil and gas is extremely remote any funds spent on exploration will probably be lost.

The probability of an individual prospect ever having oil and gas is extremely remote. In all probability the property does not contain any oil and gas. As such, any funds spent on exploration will probably be lost which result in a loss of your investment.

6.	Because our auditors have issued a going concern opinion, there is substantial uncertainty we will continue operations in which case you could lose your investment.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment. Further, we have not considered and will not consider any activity beyond our current exploration program until we have completed our exploration program.

7.
Because we may still not have sufficient capital to complete our exploration program, even if we raise the maximum amount in this offering, we may have to sell additional securities and raise additional capital which could dilute your investment.

We may still not have the capital to complete our exploration operations even if we raise the maximum amount of this offering. That is because we do not know what is under the ground and will not know what is under the ground until we begin exploration operations which we will not do until we raise at least the minimum amount of this offering.

8.
We lack an operating history, have never had more than nominal revenues, have no current prospects for significant future revenues, and have losses which we expect to continue into the future. As a result, we may have to suspend or cease operations.

We were incorporated on June 19, 2007 for the purpose of manufacturing and selling a steak timer.  On September 30, 2012, we completed an exchange of restricted shares of our common stock for all of the ownership interests of Cardinal Energy Group, LLC, an Ohio Limited Liability Company and changed our business focus from manufacturing steak timers to oil and gas exploration, development and production.  We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $81,161.  The loss was a result of the issuance of stock and, incorporation, legal and accounting. We have never had more than nominal historical revenues and we do not have any current prospects for future revenues. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

*	our ability to locate oil and gas
*	our ability to generate revenues from the sale of oil and gas
*	our ability to reduce exploration costs.

Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the research and exploration of our properties. As a result, we may not generate revenues in the future. Failure to generate revenues will cause us to suspend or cease operations. Further, we have not considered and will not consider any activity beyond our current exploration program until we have completed our exploration program.

9.	Because we are small and do not have much capital, we may have to limit our drilling activity which may result in a loss of your investment.

Because we are small and do not have much capital, we must limit our drilling activity. As such we may not be able to complete a drilling program that is as thorough as we would like. Further, we have not considered and will not consider any activity beyond our current drilling program until we have completed our first well.

10.
Because our officers and directors have other outside business activities and each will only be devoting 10% of their time or approximately four hours per week to our operations, our operations may be sporadic which may result in periodic interruptions or suspensions of exploration.

Because our officers and directors have other outside business activities and will each will only be devoting 10% of their time or four hours per week to our operations, our operations may be sporadic and occur at times which are convenient to them. As a result, exploration of the property may be periodically interrupted or suspended.

Risks associated with this offering:

11.	Because our officers and directors will own more than 50% of the outstanding, they will be able to decide who will be directors and you may not be able to elect any directors.

Our officers and directors own more than 50% of our outstanding shares of common stock.  As a result they will control us.

12.	Need for substantial additional capital.

We are in need of substantial additional capital, without which our ability to continue as a going concern will be jeopardized. In order to fund our ongoing, day-to-day operations, we will continue to require significant amounts of additional capital, and the failure to obtain such additional capital will materially adversely affect our operations. In order to fully implement our plan of operation, it will be necessary to raise at least an additional $500,000. There is no assurance that we will be successful in raising additional capital. If we raise additional capital through the sale of common stock, you could experience dilution. If we are unsuccessful in raising such additional capital, you could lose your entire investment.

13.	FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

The Financial Industry Regulation Authority (FINRA) has adopted rules that apply to broker/dealers in recommending an investment to a customer. The broker/dealers must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative, low-priced securities to their non-institutional customers, broker/dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative, low-priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker/dealers to recommend our common stock to their customers, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our common stock, reducing our stockholder’s ability to resell shares of our common stock.

14.	Our future sales of our common shares could cause our stock price to decline.

There is no contractual restriction on our ability to issue additional shares. We cannot predict the effect, if any, that market sales of our common shares or the availability of shares for sale will have on the market price prevailing from time to time. Sales by us of our common shares in the public market, or the perception that our sales may occur, could cause the trading price of our stock to decrease or to be lower than it might be in the absence of those sales or perceptions.

15.	The market price of our common stock may be volatile which could adversely affect the value of your investment in our common stock.

The trading price of our common stock may be highly volatile and could be subject to wide fluctuations in response to various factors. Some of the factors that may cause the market price of our common stock to fluctuate include:

*	fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;
*	changes in estimates of our financial results or recommendations by securities analysts;
*	failure of any of our products to achieve or maintain market acceptance;
*	changes in market valuations of similar companies;
*	significant products, contracts, acquisitions or strategic alliances of our competitors;
*	Success of competing products or services;
*	changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;

*	regulatory developments;
*	litigation involving our company, our general industry or both;
*	additions or departures of key personnel;
*	investors’ general perception of us; and
*	changes in general economic, industry and market conditions.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

Forward-looking Statements

This Management’s Discussion and Analysis of Financial Condition and Results of Operations (MD&A) contains forward-looking statements that involve known and unknown risks, significant uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed, or implied, by those forward-looking statements.  You can identify forward-looking statements by the use of the words may, will, should, could, expects, plans, anticipates, believes, estimates, predicts, intends, potential, proposed, or continue or the negative of those terms.  These statements are only predictions. In evaluating these statements, you should consider various factors which may cause our actual results to differ materially from any forward-looking statements.  Although we believe that the exceptions reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.  Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements.  We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

The following review of operations are for the years ending December 31, 2010 and December 31, 2011 and the six month periods ending June 30, 2011 and June 30, 2012 and should be read in conjunction with our Condensed Consolidated Financial Statements and the Notes included in this Form 8-K and with the Consolidated Financial Statements, Notes and Management’s Discussion.

On September 30, 2012, we acquired 100% of the issued and outstanding ownership units of Cardinal Energy Group, LLC (CEGLLC), in consideration for which we issued 77,625,000 restricted shares of our common stock.

OVERVIEW

We are focused on growth via the reworking of marginal oil and gas wells in mature but marginally producing fields that have significant proven reserves yet to be produced throughout the Continental United States.  Many of these wells were drilled during the boom time of the early 1980’s.  Newer production theories and technology make it possible to re-enter these older wells that have been ‘walked away from’ by their original operators.  It has often been thought that approximately 25% of the original oil and natural gas in place could be produced by these initial efforts leaving roughly 75% of the commodity still in place. It only makes sense to recover the stranded reserves.

MANAGEMENT DISCUSSION OF RESULTS OF OPERATIONS

		Net Income			Stockholders
	Revenues	(Loss)	Assets	Liabilities	Equity
Year 2010	$101,372	$30,384	$58,119	$78,696	$(20,577)
Year 2011	11,727	(41,863)	1,320,290	25,933	1,294,357
Six Months Ended June 30, 2012	1,521	(40,310)	1,269,047	11,920	1,257,127

INCOME STATEMENT

Oil and Gas Revenues

For the year ending December 31, 2011 oil and gas revenues decreased to $11,727 compared to $101,372 for the year ending December 31, 2010 and for the six months ending June 30, 2012 oil & gas revenues decreased to $1,521 compared to $3,600 for the six months ending June 30, 2011. The decrease was due to our wells declining production. Our wells will need to be reworked to bring production up to prior levels.

Lease Operating Expense

For the year ending December 31, 2011well operating costs decreased to $3,384 compared to $47,380 for the year ending December 31, 2010 and for the six months ending June 30, 2012 well operating costs increased to $2,529 compared to $900 for the six months ending June 30, 2011. The 2011 decrease was due to our wells declining production. Our wells will need to be reworked to bring production up to prior levels. The increase in 2012 was due to well rework costs.

General and Administrative Expenses

For the year ending December 31, 2011general and administrative expenses increased to $39,613 compared to $10,981 for the year ending December 31, 2010 and for the six months ending June 30, 2012 general and administrative expenses increased to $37,877 compared to $13,810 for the six months ending June 30, 2011.The increase was due to legal and accounting expenses incurred to prepare for our merger with a public company.

Depreciation and Amortization

For the year ending December 31, 2011 depreciation and amortization expense decreased to $2,366 compared to $8,246 for the year ending December 31, 2010 and for the six months ending June 30, 2012 depreciation and amortization expense increased to $1,369 compared to $1,183 for the six months ending June 30, 2011.

Net Income (Loss)

For the year ending December 31, 2011 our net loss was $41,863 compared to a net income of $30,384 for the year ending December 31, 2010 and for the six months ending June 30, 2012 our net loss increased to $40,310 compared to $12,293for the six months ending June 30, 2011. The 2011 change from income to loss was due to our wells declining production and increased operating expenses. The 2012 increase was legal and accounting expenses incurred to prepare for our merger with a public company.

BALANCE SHEET

Accounts Payable Related Party

There are no related party payables as June 30, 2012.

Workovers

We did not undertake any substantial workovers during 2012. As of the date of this filing, we have no plans to undertake any workovers pending receipt of additional capital.

Financial Condition, Liquidity and Capital Resources

We continue to incur operating expenses in excess of net revenue and will require capital infusions to sustain our operations until operating results improve. We may not be able to obtain such capital in a timely manner and as a result may incur liquidity imbalances.

FINANCIAL SUMMARY

In addition to production volumes and commodity prices, finding and developing sufficient amounts of crude oil and natural gas reserves at economical costs are critical to our long-term success. For 2012, we expect to spend approximately $3 to $5 million in capital and exploration expenditures, using proceeds from the sale of our stock to supplement our cash flows from operations in order to fund our capital and exploration expenditures. We believe our existing cash on hand, operating cash flows and proceeds from the sale of assets may not be sufficient to fund our capital and exploration spending in the current year. We will continue to assess the natural gas and crude oil price environment along with our liquidity position and may increase or decrease our capital and exploration expenditures accordingly.

Our 2012 strategy is to raise capital to rework our existing wells and to acquire and develop new properties. While we consider acquisitions from time to time, we remain focused on pursuing drilling opportunities that provide more predictable results.  Many marginal wells we have targeted are aging wells that have dwindling production as a result of age related degradation, e.g.: production tubing getting clogged, overtime, with sand and other solids that restricts the free flow of the oil or natural gas.  We will focus primarily on fields which produced oil rather than natural gas.

Our targeted projects involve primarily aging oil and gas wells whose once-healthy production has dwindled to ‘stripper’ well status despite sufficient proven reserves and reservoir characteristics to support much higher levels of production.  Through the application of expertise and technology, we intend to elevate such wells significantly above their current production. We will utilize The Gas Gun® in wells that warrant such a rework.

Additionally, we intend to maintain spending discipline and manage our balance sheet in an effort to ensure sufficient liquidity, including cash resources and available credit. For 2012, we have allocated our planned program for capital and exploration expenditures primarily to the Appalachian Basin primarily in South Central Kentucky.  We believe these strategies are appropriate for our portfolio of projects and the current commodity pricing environment and will continue to add shareholder value over the long-term.

This discussion should be read in conjunction with other discussions included in this document and with prior year’s financial statements. Some of the statements are “Forward Looking Statements” and are thus prospective. As discussed, these forward-looking statements are subject to risks, uncertainties and other factors that could cause results to differ materially for the results expressed or implied by such statements.

Critical Accounting Policies and Estimates

We prepared our financial statements and the accompanying notes in conformity with accounting principles generally accepted in the United States of America, which require management to make estimates and assumptions about future events that affect the reported amounts in the financial statements and the accompanying notes.  We identified certain accounting policies as critical based on, among other things, their impact on the portrayal of our financial condition, results of operations, or liquidity and the degree of difficulty, subjectivity, and complexity in their deployment. Critical accounting policies cover accounting matters that are inherently uncertain because the future resolution of such matters is unknown. Management routinely discusses the development, selection, and disclosure of each of the critical accounting policies. The following is a discussion of our most critical accounting policies.

We follow the full cost method of accounting for our oil and natural gas properties, whereby all costs incurred in connection with the acquisition, exploration for and development of petroleum and natural gas reserves are capitalized. Such costs include lease acquisition, geological and geophysical activities, rentals on non-producing leases, drilling, completing and equipping of oil and gas wells and administrative costs directly attributable to those activities and asset retirement costs. Disposition of oil and gas properties are accounted for as a reduction of capitalized costs, with no gain or loss recognized unless such adjustment would significantly alter the relationship between capital costs and proved reserves of oil and gas, in which case the gain or loss is recognized to income.

Depletion and depreciation of proved oil and gas properties is calculated on the units-of-production method based upon estimates of proved reserves. Such calculations include the estimated future costs to develop proved reserves. Oil and gas reserves are converted to a common unit of measure based on the energy content of 6,000 cubic feet of gas to one barrel of oil. Costs of unevaluated properties are not included in the costs subject to depletion. These costs are assessed periodically for impairment.

In applying the full cost method, we performed an impairment test (ceiling test) at each reporting date, whereby the carrying value of oil and gas property and equipment is limited to the “estimated present value” of the future net revenues from its proved reserves, discounted at a 10-percent interest rate and based on current economic and operating conditions, plus the cost of properties not being amortized, plus the lower of cost or fair market value of unproved properties included in costs being amortized, less the income tax effects related to any book and tax basis differences of the properties. As of December 31, 2011 and 2010 no impairment of oil and gas properties was recorded.

We follow FASB ASC 410, Asset Retirement and Environmental Obligations which requires entities to record the fair value of a liability for asset retirement obligations (“ARO”) and recorded a corresponding increase in the carrying amount of the related long-lived asset. The asset retirement obligation primarily relates to the abandonment of oil and gas properties. The present value of the estimated asset retirement cost is capitalized as part of the carrying amount of oil and gas properties and is depleted over the useful life of the asset. The settlement date fair value is discounted at our credit adjusted risk-free rate in determining the abandonment liability. The abandonment liability is accreted with the passage of time to its expected settlement fair value. Revisions to such estimates are recorded as adjustments to ARO are charged to operations in the period in which they become known. At the time the abandonment cost is incurred, the Company is required to recognize a gain or loss if the actual costs do not equal the estimated costs included in ARO. The ARO is based upon numerous estimates and assumptions, including future abandonment costs, future recoverable quantities of oil and gas, future inflation rates, and the credit adjusted risk free interest rate. The ARO is $3,986 as of December 31, 2011. We accreted $110 to the ARO during the year ended December 31, 2011.

DESCRIPTION OF PROPERTY

Currently we own numerous working interests in oil & gas wells located in Ohio and California and 653.84 lease acres in Colusa County, California.  The 653.84 lease acreage is currently held by production.

We acquired a 1% working interest in the W. Burden #1, Layman Dairy #1, Donahey #3, D. Gorius #1, M. Dodson #1, and the Joe Patton #8 located in Licking County, Ohio, a 1% working interest in the C. Rowley #1, T. Norris #1, E. Miller #1, J. Norris #1 and the Joe Patton #8 located in Knox County, Ohio and a 10% working interest in the Koehler #1 in Perry County, Ohio in October of 2011 from California Hydrocarbons Corporation.

California Hydrocarbons Corporation contributed these working interests in oil & gas wells for ownership units in the Company.

The 100% working interest in the Nowells Wells #1 & #2 located in Holmes County, Ohio was acquired in November of 2011 from Remediation Joint Venture IV, which the Company was the Operator.  The joint venture partners contributed their joint venture interests in the wells for ownership units in the Company.

We acquired a 100% working interest in the Armstrong 17-1 and Armstrong 17-3 along with 653.84 lease acres in Colusa County, California in October 20111 from California Hydrocarbons Corporation.  California Hydrocarbons Corporation contributed these working interests in gas wells and lease acreage for ownership units in the Company.  The lease acreage is currently held by production and is described as all of Section 17-T13N-R1E, M.D.B. & M. except the NE/4; and all that portion of the east half lying easterly of a line that is parallel with and distant easterly 3961.32 feet, measured at right angles from the mount Diablo meridian located in Section 18-T13N-R1E.  The Armstrong 17-3 is currently shut in and needs to be remediated to begin production.  The Armstrong 17-1 and 17-3 has produced in excess of 1 BCF of natural gas over the last 10 years.

Operator	Well name	County	State	Working Interest	Net Revenue Interest

Knox Energy, Inc.	W. Burden #1	Licking	Ohio	1.00%	0.8438%
Knox Energy, Inc.	Layman Dairy #1	Licking	Ohio	1.00%	0.8438%
Knox Energy, Inc.	Donahey#3	Licking	Ohio	1.00%	0.8438%
Knox Energy, Inc.	C. Rowley #1	Knox	Ohio	1.00%	0.8438%
Knox Energy, Inc.	T. Norris #1	Knox	Ohio	1.00%	0.8438%
Knox Energy, Inc.	E. Miller #1	Knox	Ohio	1.00%	0.8438%
Knox Energy, Inc.	D. Gorius#1	Licking	Ohio	1.00%	0.8438%
Knox Energy, Inc.	J. Norris #1	Knox	Ohio	1.00%	0.8438%
Knox Energy, Inc.	M. Dodson#1	Licking	Ohio	1.00%	0.8438%
Knox Energy, Inc.	J. Geiger#1	Knox	Ohio	1.00%	0.8438%
Knox Energy, Inc.	Joe Patton #8	Licking	Ohio	1.00%	0.8438%
Oxford Oil Co	Koehler #1	Perry	Ohio	10.00%	8.7500%
Interden Industries	Nowells #1	Holmes	Ohio	100.00%	87.5000%
Interden Industries	Nowells #2	Holmes	Ohio	100.00%	87.5000%
California Hydrocarbons	Armstrong 17-1	Colusa	California	100.00%	87.5000%
California Hydrocarbons	Armstrong 17-3	Colusa	California	100.00%	87.5000%

California

We currently we own a 100% working interest, 87.5% net revenue interest 651.84 acres in Colusa County, California more particularly described as:

*
All of Sec. 17 - T13N - R1E of the Mount Diablo Base and Meridian except the NE/4 and all of that portion of the east half lying easterly on a line that is parallel with and distant easterly 3961.32 feet, measured at right angles form the Mount Diablo Meridian located in Section 18-T13N-R1E.

The foregoing leases contain one producing well and one non-producing well.  In 2011, we produced 6,782 Mcfs and in 2010 we produced 6,882 Mcfs.  From January 1, 2012 through June 30, 2012, we produced 1,524 Mcfs.

The operator of the foregoing property is California Hydrocarbons Corporation pursuant to a written operating agreement.  California Hydrocarbons Corporation is owned and controlled by Rashmi N. Yajnik, an affiliate.  Mr. Yajnik owns 16.47% of our outstanding shares of common stock. Under the terms of the operating agreement we are obligated to pay California Hydrocarbons their out of pocket operating costs without any overriding royalties except the 12.5% paid to the land owner.

Ohio

In October of 2011, we acquired 1% working interests, 0.843% net revenue interests in 11 gas wells located in Licking and Knox Counties, Ohio.  The total gross gas production from the 11 wells was 44,780 Mcfs for 2011; 51,989 Mcfs for 2010; and 1,524 Mcfs from January 1, 2012 to June 30, 2012.  The total gross oil production from the 11 wells was 847 bbls for 2011; 871.18 barrels for 2010; and 140 bbls from January 1, 2012 to June 30, 2012. Of the foregoing, we received 0.8343% thereof and are obligated to pay 1% of the total lease operating expenses of the wells.  Knox Energy, Inc. is the operator of the wells.  We are a passive investor in the wells.

We also own a 10% working interest, 8.75% net revenue interest in Koehler #1 well located in Perry County, Ohio.  Total production from the Koehler #1 well in 2011 was 301 Mcfs; 576 in 2010; and, from January 1, 2012 through June 30, 2012 was -0-.   The well has not produced in 2012 and needs remediated.   Our interest in the production for 2011 was 26.3375 Mcfs; 50.4 Mcfs in 2010; and zero so far with respect to oil production from the Koehler #1, in 2012.  In 2011, the Koehler #1 produced 287 barrels of oil.  Our interest in the 287 barrels of oil was 25.1125 bbls.  Oxford Oil Co. is the operator the wells.

We also own 100% working interests, 87.5% net revenue interest in the Nowells #1 well and Nowells #2 well located in Holms County, Ohio.  The two wells produced 51.17 gross barrels of oil in 2011 and 78.40 gross barrels of oil through September 2012.  Our interest therefore, was 113.37 gross bbls for which we received $9,802.82. The total cost for operating the wells in 2011 was $1200.00; in 2010; and from January 1, 2012 through June 30, 2012 was $600.00.  Interden Industries is the operator of the wells. Since we own more than 50% of the working interest, we are able to control the operations of these wells.

With respect to all of our interests, we have no proved reserves.  Further we have not drilled any wells on our properties.

Offices

Our offices are located at 2665 Fairfax Drive, Upper Arlington, Ohio 43220.  Our telephone number is (614) 459-4959.  This is the home of Timothy Crawford, our principal executive officer.  We use approximately 750 square feet of space for our office on a rent free basis.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this report, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and owners of 5% or more of our total outstanding shares immediately prior to the Stock Exchange with owners of Cardinal Energy Group LLC. The stockholders listed below had direct ownership of his shares and possess voting and dispositive power with respect to the shares.  Immediately prior the Share Exchange there were 8,625,000 shares of common stock outstanding.

Name of		Number of	Percentage of
Beneficial Owner	Position	Shares	Ownership

Gregory Ruff	President, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer, Secretary, Treasurer and sole member of the Board of Directors	5,000,000	57.97%

Craig Littler	Vice President	900,000	10.43%

All officers and directors as a group
(2 individuals)		5,900,000	68.40%

The following table sets forth, as of the date of this report, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares immediately after the Share Exchange with owners of Cardinal Energy Group LLC. The stockholders listed below have direct ownership of his shares and possess voting and dispositive power with respect to the shares.  Immediately after the Share Exchange, there were 86,250,000 shares of common stock outstanding.

Name of		Number of	Percentage of
Beneficial Owner (1)	Position	Shares	Ownership

Timothy Crawford(2)	Principal Executive Officer and Director	21,711,012	25.17%

Gregory Ruff (3)	Director	5,000,000	5.80%

Rashmi N. Yajnik (4)	President and Director	14,225,635	16.49%

John C. May	Senior Vice President, Secretary and Director	1,552,500	1.80%

Roger Gray	Director of Field Operations	0	0.00%

Dan Troendly	Principal Financial Officer, Principal Accounting Officer and Treasurer	776,250	0.90%

Terrence Dunne	Chairman of the Board of Directors	776,250	0.90%

All officers and directors as a group
(7 individuals)		44,041,647	51.06%

(1)	The address for each officer/director is our address at 2665 Fairfax Drive, Upper Arlington, Ohio 43220.

(2)	Shares are registered in the name of Continental Capital Partners, Inc., a corporation owned and controlled by Timothy Crawford, our principal executive officer.

(3)	Shares are registered in the name of Gregory Ruff and Linda Ruff, husband and wife.

(4)	Shares are registered in the name of California Hydrocarbons Corporation, a corporation owned and controlled by Rashmi N. Yajnik, our president.

Future sales by existing stockholders

Currently, Rule 144 of the Securities Act of 1933, as amended, (the “Act”) is unavailable for the resale of our shares of common stock because we are categorized as a “shell company” as that term is defined in Reg. 405 of the Act.  A “shell company” is a corporation with no or nominal assets or its assets consist solely of cash, and no or nominal operations.  One year from the date that we file this Form 8-K, Rule 144 will then be available for the resale of our restricted securities.

DIRECTORS AND EXECUTIVE OFFICERS

Officers and Directors

Our sole director will serve until his successor is elected and qualified. Our officers are elected by the board of directors to a term of one (1) year and serves until their successor is duly elected and qualified, or until they are removed from office. The board of directors has no nominating, auditing or compensation committees.

The names, ages and positions of our present officers and director are set forth below:

Name and Address	Age	Position(s)

Timothy Crawford	55	Principal Executive Officer and Director

Rashmi N. Yajnik	70	President and Director

John C. May	57	Senior Vice President, Secretary and Director

Roger Gray	62	Director of Field Operations

Dan Troendly	58	Principal Financial Officer, Principal Accounting Officer and Treasurer

Terrence Dunne	64	Chairman of the Board of Directors

Gregory Ruff	55	Director

Background of officers and directors

Timothy Crawford

Since September 30, 2012, Timothy Crawford has been our CEO and member of the board of directors.  Since 2011 Mr. Crawford has been CEO/Director of Cardinal Energy Group, LLC, an Ohio Limited Liability Company engaged in the production of oil and gas which we acquired.  Since 2012, Mr. Crawford has been Managing Partner or Northstar Capital, Columbus, Ohio.  Northstar Capital is a private corporation engaged in business consulting.  From 2009 to 2011, Mr. Crawford has been Executive Vice President / Co-Founder of Manx Energy, Inc. a private company located in Overland Park, Kansas.  Manx Energy is engaged in the business of oil and gas production.  Mr. Crawford was responsible for investor relations, business development, and acquisitions.  From 2009 to 2011, Mr. Crawford was a Co-Founder / Director of Continental Energy, LLC, a private company located in Columbus, Ohio.  Continental Energy was engaged in the business of oil and gas production.  Continental merged with Cardinal Energy Group, LLC.  From 2007 to 2009, Mr. Crawford was CEO / Chairman of the Board / Co-Founder of Capital City Energy Group Inc., a public company traded on the OTCBB under the symbol CETG.  Capital City Energy Group Inc. was engaged in the business of oil and gas production and an oil and gas fund manager.  Mr. Crawford oversaw day to day operations, investor relations, capital raises, and acquisitions.  From 2003 to 2007, Mr. Crawford was CEO and Co-Founder of Capital City Partners Inc., a private company located in Columbus, Ohio.  Capital City Partners Inc. was engaged in the business of providing regional financial services with a Wealth Management Division / Investment Banking Division / General Insurance Agency.  Mr. Crawford oversaw day to day operations and continued to work as a registered representative and investment banker with select institutional clients.

Rashmi N. Yajnik

Since September 30, 2012, Rashmi N. Yajnik has been our president and a member of our board of directors.  Since 2000, Mr. Yajnik has been president and chief executive officer of California Hydrocarbons, Inc., an Ohio corporation engaged in the business of oil and gas production. Mr. Yajnik has over 40 years’ experience in being a successful entrepreneur in various business ventures.  He spent 30 of those years as an independent producer in the oil & gas industry. Consequently his background includes extensive oil & gas experience that is complimented by his inherent entrepreneurial creativity and leadership. He is a leader in various Asian Indian community organizations. His guidance has caused Mr. Yajnik to receive an award from the Ohio Civil Rights Commission for outstanding leadership in the Asian Indian American community. He has also received the Founder’s Award for his outstanding commitment to the growth and success of the Asian Indian American Business Group. He went on to be appointed by two different Governors of the State of Ohio as an Ohio Civil Rights Commissioner. He has served at this post from 2006 until the present. Mr. Yajnik began his career in 1968 as an engineer for the West Virginia State Road Commission. He served at this post until 1970. He then became Chief Executive Officer and President of Fantastic Book Incorporated from 1970 until 1973, which is similar to today’s highly successful “Entertainment Book”. After his successful tenure at Fantastic Book Mr. Yajnik became the Chief Executive Officer and President of Inflation Fighters, Inc. from 1973 until 1979. His Chief Executive posts at Fantastic Book and Inflation Fighters honed his executive skills as a company’s primary officer. He then applied these executive skills to the start-up of his own company called Rashmi Research Inc. where he served as its Chief Executive Officer and President. He drilled and completed more than 100 wells throughout the Appalachian Basin for Rashmi Research from 1979 until 2000. Following his run at Rashmi Research he co-founded and served as Chief Executive Officer and President of California Hydrocarbons, Corp. from 2000 until 2011. While running California Hydrocarbons he acquired the assets of 3 different publicly traded Australian companies that had operations in Northern California and in the Gulf of Mexico. He obtained these assets for their salvage value. He took these assets which were in various stages of disrepair or neglect and reworked the wells. The wells continue to produce nearly 10 years later. He also acquired 5000 acres in the Gulf of Mexico and drilled 6 wells from one off-shore platform, which produced over 40 bcf of natural gas during its lifetime.  In 2011 Mr. Yajnik merged California Hydrocarbons into Cardinal Energy Group and has since served as its President and Director. Mr. Yajnik’s exceptional entrepreneurial abilities complimented his efforts to find the neglected assets that would be the basis for California Hydrocarbons to become a significant gas and oil producer. His success in identifying, acquiring, drilling and completing numerous on-shore and off-shore oil wells are a testament to his skillfulness. His excellent standing in the memberships of the Asian Indian Alliance, he is founder of the Asia Indian American Business Group, the Federation of Asian Indian Association of Central Ohio, the Independent Petroleum Association of America, Ohio Oil & Gas Association, and the Columbus Council on World Affairs demonstrates Mr. Yajnik leadership ability. His leadership within these associations has contributed to his asset growth in the financial sector as well as to his continued success in the oil and gas industry.

John C. May

Since September 30, 2012, John C. May has been our senior vice president, secretary and a director.  Since March 2012, Mr. May has been Managing Partner of Northstar Capital, Columbus, Ohio.  Northstar Capital is a private corporation engaged in the business consulting.  Since March 2009, Mr. May has been Managing Director of The Opportunity Fund located in Upper Arlington, Ohio.  The Opportunity Fund is a private company that provides small cap bridge loan financing, account and client management for the fund, and research.  Since September 2007, Mr. May has been Chairman and CEO of Advanced Treatment Processes, Inc., Haines City, Florida.  Advanced Treatment Processes, Inc. is a private company engaged in the business of green energy.  Mr. May is responsible for the oversight of all day to day activities, capital formation, business planning, equipment design, contract and permit procurement.  Since January 2000, Mr. May has been president of JCM Capital located in Cocoa Beach, Florida.  JCM Capital is a sole proprietorship engaged in the business of business consulting.  Mr. May is responsible for business planning, marketing, publicity campaigns, product development and all other day to day oversight.  Mr. May is also a member of the board of directors of Director Chairman CEO- World Modal Network Services, Inc., Haines City, Florida which trades in the “grey market” under the symbol WMDL.  Mr. May is also a member of the board of directors of PKG Entertainment Inc., Scottsdale, Arizona which trades in the “grey market” under the symbol “PKGN”. Mr. May was appointed to the foregoing boards in order to assist with moving them from the “grey market” to full trading status.

Roger Gray

Since September 30, 2012, Roger Gray has been our director of field operations.  Since 2012 Mr. Gray has been Chief Executive Officer of Cardinal Energy Group, LLC, an Ohio Limited Liability Company engaged in the production of gas and oil.  Since 2012, Mr. Gray has been Managing Partner of Northstar Capital, Cocoa Beach, Florida.  Northstar Capital is a private corporation engaged in the business consulting, business planning and client management.  Mr. Gray oversees day to day operations.  From 2009 to 2011, Mr. Gray was Executive Vice President and Co-Founder Manx Energy, Inc., a private company which provided investor relations and business development as well as completed multiple acquisitions.  From 2010 to 2012, Mr. Gray was Director of Field Operations for Continental Energy, LLC, a Limited Liability Company engaged in the business of gas and oil production.  Mr. Gray was responsible for field oversight, land management, acquisitions, and analysis.  From 2009 to 2010, Mr. Gray was Vice President of Land Management for Continental Energy, LLC as well.  From 2006 to 2009, Mr. Gray was Vice President of Capital City Energy Group, Inc., (CETG) a public company traded on the OTCBB.  Capital Energy Group, Inc. was engaged in the business of gas and oil production.  Mr. Gray was responsible for oversight of field operations.

Dan Troendly

Since September 30, 2012, Dan Troendly has been our treasurer, CFO and a director.  Since 2012 Mr. Troendley has been Chief Financial Officer of Cardinal Energy Group, LLC, an Ohio Limited Liability Company engaged in the production of gas and oil.  Mr. Troendly oversees all accounting and financial matters.  From 2009 to 2010, Mr. Troendly was the owner and operator of Daniel C. Troendly Co., engaged in the business of counseling companies with respect to oil and gas accounting.  From 2005 to 2009, Mr. Troendly was controller of Atlas Energy Resources (ALTS), a publicly traded oil and gas producer whose shares of common stock are traded on The NASDAQ.  Mr. Troendly was responsible for the oversight of all accounting and financial matters.

Terrence Dunne

Since September 30, 2012, Terrence Dunne has been a director and chairman of our board of directors.  Since July 2012, Mr. Dunne has been the CFO and director of SpectrumDNA, Inc., a publicly held company trading on the OTC Pink Sheets, under the symbol of “SPXA”. Spectrum is in the business of social media and has created digital networked applications.  Since 2009, Mr. Dunne has been a Director of Gambit Energy, Inc., formerly known as Silver Butte Mining Co. and Gulfmark Energy, Inc. Gambit Energy is a public company traded on the OTC Pink Sheets under the symbol “GMEI”.  Gambit Energy is engaged the business of exploratory oil and gas projects in Southwest Texas.  From 2006 to January 2012, Mr. Dunne was a Director of Hanover Gold Mining Company, subsequently known as Rock Energy Inc., a public company traded on the OTCBB under the symbol “RCKE”.  It is engaged in the mining of gold in Southwest Colorado.  Since 2008, Mr. Dunne has been a director of Blue Arch

Resources Inc., a privately owned, Texas-based company.  It is a start-up business engaged in processing and recycling drilling mud from oil operations.  From 2006 to 2008, Mr. Dunne was a Director of Clean Wind Energy Towers, formerly, Superior Silver Mines Inc. Clean Wind Energy is a public company traded on the OTCBB under the symbol “CWET”.  It is engaged in the business of providing alternative clean energy consulting through the use of downdraft towers.  Since 2002, Mr. Dunne has been a director, from 2002- to 2010, the secretary/treasurer and since 2010, the president of Gold Crest Mines Inc. Gold Crest Mines is a publicly traded company traded on the OTCBB under the symbol “GCMN”.  It is engaged in the business of gold exploration with properties in Alaska.  From 2001 to 2004, Mr. Dunne was a Director of Daybreak Oil and Gas Inc., a public company traded on the OTCBB under the symbol “DBRM”.  It is engaged in the business of oil and gas production.  From 2000 to 2006, Mr. Dunne had been an Advisor to Nova Energy Biofuels, in respect to acquisition and merger matters.  The company was formerly known as Nova Oil and Gas Inc.  In 2006, Nova Energy changed their business from an oil & gas producer to biofuel energy. Its business operations have ceased.  Since 1998, Mr. Dunne has been the owner of Terrence J. Dunne & Associates, a private company engaged in business consulting with a focus on acquisitions, mergers and reorganizations.

Gregory Ruff

From our inception to September 30, 2012, Gregory Ruff was our president, principal accounting officer, principal executive officer, principal financial officer, secretary, and treasurer.   Since our inception and currently, Mr. Ruff is a member of our board of directors. From January 1, 2009 to August 2009, Mr. Ruff was a registered representative with Spartan Securities Group Ltd. in its Spokane, Washington office. Spartan Securities Group Ltd. is a broker-dealer registered with the Securities and Exchange Commission and the Financial Industry Regulatory Authority. From July 2007 to July 2010, Mr. Ruff was the president, principal executive officer, secretary, treasurer, principal financial officer, principal accounting officer, and a member of the board of directors of QE Brushes, Inc., a Nevada corporation. QE Brushes completed a reverse merger with Virtual Medical International, Inc. Mr. Ruff resigned as its president, secretary, treasurer, and CFO. Since December 2006, Mr. Ruff has been engaged in making personal investments for his own benefit. From 1996 to December 2006, Mr. Ruff was employed as a trader and registered representative with Public Securities Company, a broker-dealer registered with the Securities and Exchange Commission and the Financial Industry Regulatory Authority (FINRA) located in Spokane, Washington. Mr. Ruff’s duties included assisting companies in their 15C2-11 filing process for listings on the OTCBB and Pink Sheets as well as raising venture capital. Mr. Ruff graduated from Gonzaga University in 1981 with a BBA in accounting and from Pepperdine School of Law in 1984 with a Juris Doctorate.

Conflicts of Interest

We believe that our current officers and directors will not be subject to conflicts of interest. No policy has been implemented or will be implemented to address conflicts of interest.

Audit Committee Financial Expert

We do not have an audit committee financial expert. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because we are only beginning our commercial operations, at the present time, we believe the services of a financial expert are not warranted.

Involvement in Certain Legal Proceedings

During the past ten years, Messrs. Crawford, Yajnik, May, Gray, Troendly, Dunne, and Ruff have not been the subject of the following events:

1.
A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.	Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.
The subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities;

i)
Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator,  floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

	ii)	Engaging in any type of business practice; or

	iii)	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.
The subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph 3.i in the preceding paragraph or to be associated with persons engaged in any such activity;

5.
Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.
Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.
Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

	i)	Any Federal or State securities or commodities law or regulation; or

ii)
Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or

	iii)	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.
Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Audit Committee and Charter

We have a separately-designated audit committee of the board. Audit committee functions are performed by our board of directors. None of our directors are deemed independent. All directors also hold positions as our officers. Our audit committee is responsible for: (1) selection and oversight of our independent accountant; (2) establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters; (3) establishing procedures for the confidential, anonymous submission by our employees of concerns regarding accounting and auditing matters; (4) engaging outside advisors; and, (5) funding for the outside auditory and any outside advisors engagement by the audit committee. A copy of the audit committee charter was filed as Exhibit 99.1 to our 2009 Annual Report on Form 10-K as filed with the Securities and Exchange Commission on April 1, 2010.

Code of Ethics

We have adopted a corporate code of ethics. We believe our code of ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code. A copy of the code of ethics was filed as Exhibit 14.1 our 2009 Annual Report on Form 10-K as filed with the Securities and Exchange Commission on April 1, 2010.

Disclosure Committee and Charter

We have a disclosure committee and disclosure committee charter. Our disclosure committee is comprised of all of our officers and directors. The purpose of the committee is to provide assistance to the Chief Executive Officer and the Chief Financial Officer in fulfilling their responsibilities regarding the identification and disclosure of material information about us and the accuracy, completeness and timeliness of our financial reports. A copy of the disclosure committee charter was filed as Exhibit 99.2 our 2009 Annual Report on Form 10-K as filed with the Securities and Exchange Commission on April 1, 2010.

Section 16(a) Beneficial Ownership Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who beneficially own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our common shares and other equity securities, on Forms 3, 4 and 5 respectively. Executive officers, directors and greater than 10% stockholders are required by the Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports they file.  Based on our review of the copies of such forms received by us, or written representations that no other reports were required, and to the best of our knowledge, we believe that all of our officers, directors, and owners of 10% or more of our common stock filed all required Forms 3, 4, and 5.  Messrs. Crawford, Yajnik, May, Gray, Troendly, and Dunne will be filing their Form 3’s within the next 10 business days.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid by us for the last two years ended December 31, 2011 and 2010, to our officers. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid to our named executive officers.

Summary Compensation Table
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
							Change in
							Pension Value &
						Non-Equity	Nonqualified
						Incentive	Deferred	All
				Stock	Option	Plan	Compensation	Other
Name and Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Totals
Position [1]	Year	($)	($)	($)	($)	($)	($)	($)	($)

Timothy Crawford	2011	0	0	0	0	0	0	0	0
CEO	2010	0	0	0	0	0	0	0	0

Rashmi N. Yajnik	2011	0	0	0	0	0	0	0	0
President	2010	0	0	0	0	0	0	0	0

John C. May	2011	0	0	0	0	0	0	0	0
Vice President and Secretary	2010	0	0	0	0	0	0	0	0

Roger Gray	2011	0	0	0	0	0	0	0	0
Director of Field Operations	2010	0	0	0	0	0	0	0	0

Dan Troendly	2011	0	0	0	0	0	0	0	0
Principal Financial Officer and Treasurer	2010	0	0	0	0	0	0	0	0

Gregory Ruff	2011	0	0	0	0	0	0	0	0
President & Treasurer (resigned 9/30/12)	2010	0	0	0	0	0	0	0	0

Craig Littler	2011	0	0	0	0	0	0	0	0
Vice President (resigned 9/30/12)	2010	0	0	0	0	0	0	0	0

We have not paid any salaries in 2011 and we do not anticipate paying any salaries at any time in 2012. We will not begin paying salaries until we have adequate funds to do so.

The following table sets forth the compensation paid by us to our directors for the year ending December 31, 2011. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid to our named director.

Director Compensation Table
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
					Change in
					Pension
	Fees				Value and
	Earned			Non-Equity	Nonqualified
	or			Incentive	Deferred	All
	Paid in	Stock	Option	Plan	Compensation	Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)

Timothy Crawford	0	0	0	0	0	0	0

Rashmi N. Yajnik	0	0	0	0	0	0	0

John C. May	0	0	0	0	0	0	0

Dan Troendly	0	0	0	0	0	0	0

Terrence Dunne	0	0	0	0	0	0	0

Gregory Ruff	$10,000	0	0	0	0	0	$10,000

All compensation received by our officers and directors has been disclosed.

There are no stock option, retirement, pension, or profit sharing plans for the benefit of our officers and directors.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance at this time.

Indemnification

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against policy, as expressed in the Act and is, therefore, unenforceable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On August 14, 2007, we issued 5,000,000 restricted shares of common stock to Gregory Ruff, our president and sole director, in consideration of $1,300.  On August 14, 2007, we issued 1,250,000 restricted shares of common stock to Craig Littler, our vice president, in consideration of $2,800 and $10,000 was an advance for our attorney’s legal services. The shares were issued pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933.  Messrs. Ruff and Littler were furnished with all of the information that is contained in a registration statement and are sophisticated investors.  No commission was paid to anyone in connection with the sale of shares to Messrs. Ruff and Littler.

We obtained an exclusive three year license from Gregory Ruff, to market and manufacture the steak timer.  We have agreed to pay all costs associated with the development, manufacturing, and marketing of the steak timer.  We also will pay Mr. Ruff a 20% royalty on the Net Factory Sales Price defined as follows: The gross factory selling price of the product or the US importer’s gross selling price if the steak timer is manufactured abroad, less usual trade discounts actually allowed, but not including advertising allowances or fees or commissions paid to our employees or agents.  The Net Factory Sales Price shall not include packing costs, if itemized separately, import and export taxes, excise and other sales taxes, and custom duties, and costs of insurance and transportation, if billed separately, from the place of manufacture if in the U.S., or from the place of importation if manufactured abroad, to the customer’s premises or next point of distribution or sale.  Bona fide returns may be deducted from units shipped into computing the royalty payable after such returns are made.  Mr. Ruff allows us to use approximately 144 square feet of space at this home for our operations.  Mr. Ruff does not charge us for the use of the space.

On September 30, 2012, we transferred all right, title and interest to all of our assets relating to our steak timer, including our inventory of steak timers and our license from Mr. Ruff to Mr. Ruff.

On October 1, 2011 we entered into an operating agreement with California Hydrocarbons Corporation to operate certain oil and gas leases which we own.  Under the terms of the agreement, we pay California Hydrocarbons Corporation for services provided to us.  The fees we pay California Hydrocarbons are as favorable as we could obtain from unrelated third parties.  California Hydrocarbons is owned by Rashmi N. Yajnik.

Our offices are located at 2665 Fairfax Drive, Upper Arlington, Ohio 43220.  Our telephone number is (614) 459-4959.  This is the home of Timothy Crawford, our Principal Executive Officer.  We use approximately 750 square feet of space for our office on a rent free basis.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.00001 per share. The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;
*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
*	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock that are the subject of this offering, when issued, will be fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Cash dividends

As of the date of this report, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Preferred Stock

We are authorized to issue 100,000,000 shares of preferred stock with a par value of $0.00001 per share. The terms of the preferred shares are at the discretion of the board of directors. Currently no preferred shares are issued and outstanding.

Anti-takeover provisions

There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control.

Reports

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock transfer agent

Our stock transfer agent for our securities is Empire Stock Transfer, Inc., 7251 West Lake Mead Boulevard, Las Vegas, Nevada 89128.  Its telephone number is (702) 562-4037.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our stock is listed for trading on the Bulletin Board operated the Financial Industry Regulatory Authority (FINRA) on OTCBB under the symbol “KOKX.” There are no outstanding options or warrants to purchase, or securities convertible into, our common stock.

Fiscal Year
2010	High Bid	Low Bid
Fourth Quarter: 10/1/10 to 12/31/10	$0.24	$0.15
Third Quarter: 7/1/10 to 9/30/10	$0.74	$0.30
Second Quarter: 4/1/10 to 6/30/10	$0.80	$0.58
First Quarter: 1/1/10 to 3/31/10	$1.49	$0.15

Fiscal Year
2011	High Bid	Low Bid
Fourth Quarter: 10/1/11 to 12/31/11	$0.24	$0.15
Third Quarter: 7/1/11 to 9/30/11	$0.17	$0.17
Second Quarter: 4/1/11 to 6/30/11	$0.17	$0.17
First Quarter: 1/1/11 to 3/31/11	$0.17	$0.17

Fiscal Year
2012	High Bid	Low Bid
Second Quarter: 4/1/11 to 6/30/11	$0.55	$0.20
First Quarter: 1/1/11 to 3/31/11	$0.20	$0.135

Holders

On September 30, 2012, we had 61 shareholders of record of our common stock.

Dividend Policy

We have never paid cash dividends on our capital stock. We currently intend to retain any profits we earn to finance the growth and development of our business. We do not anticipate paying any cash dividends in the foreseeable future.

Section 15(g) of the Securities Exchange Act of 1934

Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended that imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser’s written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker/dealers to sell our securities and also may affect your ability to sell your shares in the secondary market.

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to in understanding of the function of the penny stock market, such as bid and offer quotes, a dealers spread and broker/dealer compensation; the broker/dealer compensation, the broker/dealers duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers rights and remedies in causes of fraud in penny stock transactions; and, the FINRA’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

Securities authorized for issuance under equity compensation plans

We have no equity compensation plans and accordingly we have no shares authorized for issuance under an equity compensation plan.

LEGAL PROCEEDINGS

We are not a party to any pending litigation and none is contemplated.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

There have been no disagreements on accounting and financial disclosures from the inception of our company through the date of this Form 8-K.  MaloneBailey LLP, Houston, Texas audited our financial statements for the years ended December 31, 2011 and 2010.

RECENT SALES OF UNREGISTERED SECURITIES

Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as follows:

*
In July 2007, we issued 6,250,000 shares of common stock pursuant to the exemption from registration set forth in section 4(2) of the Securities Act of 1933.  The purchase price of the shares was $14,100.  The shares were purchase by our two officers, Greg Ruff and Craig Littler.  Both individuals were furnished the same information that could be found in Part I of a Form S-1 registration statement and both persons are sophisticated investors.

*
On December 30, 2008, we issued 920,000 shares of common stock to 37 individuals in consideration of $0.10 per share or a total of $92,000.  The foregoing 920,000 shares of common stock were issued pursuant to the exemption from registration contained in Reg. 506 of the Securities Act of 1933.  A Form D was filed with the SEC; each investor was furnished with an offering memorandum containing the same information that could be found in Part I of a Form S-1 registration statement; and, each investor had a preexisting relationship with us.

*
In December 2009, we issued 792,500 shares of common stock to 25 investors pursuant to the exemption from registration set forth in Regulation 506 of the Securities Act of 1933.  The purchase price of the shares was $158,500.  A Form D was filed with the SEC; each investor was furnished with an offering memorandum containing the same information that could be found in Part I of a Form S-1 registration statement; and, each investor had a preexisting relationship with us.

*
In December 2010, we issued 582,500 shares of common stock to 27 individuals in consideration of $0.20 per share or a total of $116,500.  The foregoing 582,500 shares of common stock were issued pursuant to the exemption from registration contained in Reg. 506 of the Securities Act of 1933.  A Form D was filed with the SEC; each investor was furnished with an offering memorandum containing the same information that could be found in Part I of a Form S-1 registration statement; and, each investor had a preexisting relationship with us.

*
In March 2011, we issued 17,500 shares of common stock to 2 individuals in consideration of $0.20 per share or a total of $3,500.  The foregoing 17,500 shares of common stock were issued pursuant to the exemption from registration contained in Reg. 506 of the Securities Act of 1933.  A Form D was filed with the SEC; each investor was furnished with an offering memorandum containing the same information that could be found in Part I of a Form S-1 registration statement; and, each investor had a preexisting relationship with us.

*	In May 2011, we issued 25,000 shares of common stock to one individual in consideration of $0.20 per share or a total of $5,000.

*
On September 30, 2012, we issued 77,625,000 restricted shares of common stock to 32 individuals and/or entities in exchange for all of the issued and outstanding ownership interests of Cardinal Energy Group, Inc.  The foregoing shares were issued pursuant to the exemption from registration contained in Reg. 506 of the Securities Act of 1933, as amended (the “Act”).  Each purchaser was an accredited investor as that term is defined in Reg. 501 of the Act and we filed a Form D with the SEC and with each state in which a purchaser resided.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under our Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he/she acted in good faith and in a manner he/she reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he/she is to be indemnified, we must indemnify him/her against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, as amended, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

ITEM 9.01       FINANCIAL STATEMENTS AND EXHIBITS.

(a)        FINANCIAL STATEMENTS

Financial Statements of Koko Ltd. are incorporated by reference from the following:

*           Our Form 10-K for the period ended December 31, 2011.
*           Our Form 10-Q for the period ended March 31, 2012.
*           Our Form 10-Q for the period ended June 30, 2012.

The following Financial Statements of the business acquired are filed herewith:

*	Audited Financial Statements of Cardinal Energy Group, LLC for years ended December 31, 2011 and 2010 are filed as Exhibit 99.3 hereto.
*	Unaudited Financial Statements of Cardinal Energy Group, LLC for the six months ended June 30, 2012 are filed as Exhibit 99.4 hereto.

Pro Forma Financial Information:

The following pro forma financial information is filed as Exhibit 99.5 to this Current Report and is incorporated herein by reference:   The Unaudited Pro Forma Condensed Financial Statements at June 30, 2012 are filed as Exhibit 99.5 hereto.

Shell Company Transactions

Reference is made to Items 9.01(a) and 9.01(b) and the exhibits referred to therein, which are incorporated herein by reference.

(b)       EXHIBITS

		Incorporated by reference
Exhibit	Document Description	Form	Date	Number	Filed herewith

3.1	Articles of Incorporation.	S-1	3/12/09	3.1

3.2	Bylaws.	S-1	3/12/09	3.2

3.3	Articles of Incorporation of Continental Energy Partners, LLC.				X

3.4	Amended Articles of Incorporation of Cardinal Energy Group, LLC.				X

3.5	Operating Agreement of Cardinal Energy Group, LLC.				X

4.1	Specimen Stock Certificate.	S-1	3/12/09	4.1

10.1	License Agreement with Gregory Ruff.	S-1	6/13/11	10.1

10.2	Manufacturing Agreement with Meri LLC.	S-1	6/13/11	10.2

10.3	License Agreement with Sharper Image.	S-1	6/13/11	10.3

10.4	Share Exchange Agreement.				X

14.1	Code of Ethics.	10-K	4/01/10	14.1

23.1	Consent of MaloneBailey, LLP.				X

99.1	Audit Committee Charter.	10-K	4/01/10	99.2

99.2	Disclosure Committee Charter.	10-K	4/01/10	99.3

99.3	Audited Financial Statements of Cardinal Energy Group, LLC.				X

99.4	Unaudited Financial Statements of Cardinal Energy Group, LLC.				X

99.5	Unaudited Pro Forma Condensed Financial Statements.				X

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 2nd day of October, 2012.

KOKO LTD.

BY:	TIMOTHY CRAWFORD
Timothy Crawford
Principal Executive Officer

EXHIBIT INDEX

		Incorporated by reference
Exhibit	Document Description	Form	Date	Number	Filed herewith

3.1	Articles of Incorporation.	S-1	3/12/09	3.1

3.2	Bylaws.	S-1	3/12/09	3.2

3.3	Articles of Incorporation of Continental Energy Partners, LLC.				X

3.4	Amended Articles of Incorporation of Cardinal Energy Group, LLC.				X

3.5	Operating Agreement of Cardinal Energy Group, LLC.				X

4.1	Specimen Stock Certificate.	S-1	3/12/09	4.1

10.1	License Agreement with Gregory Ruff.	S-1	6/13/11	10.1

10.2	Manufacturing Agreement with Meri LLC.	S-1	6/13/11	10.2

10.3	License Agreement with Sharper Image.	S-1	6/13/11	10.3

10.4	Share Exchange Agreement.				X

14.1	Code of Ethics.	10-K	4/01/10	14.1

23.1	Consent of MaloneBailey, LLP.				X

99.1	Audit Committee Charter.	10-K	4/01/10	99.2

99.2	Disclosure Committee Charter.	10-K	4/01/10	99.3

99.3	Audited Financial Statements of Cardinal Energy Group, LLC.				X

99.4	Unaudited Financial Statements of Cardinal Energy Group, LLC.				X

99.5	Unaudited Pro Forma Condensed Financial Statements.				X